                                                                    EXHIBIT 10.6












               LEASE OF 890 WINTER STREET, WALTHAM, MASSACHUSETTS

                                     BETWEEN

                            FIREPOND INC., AS TENANT

                                       AND

                     890 WINTER STREET, L.L.C., AS LANDLORD

                                 March 25, 1999

                                    LEASE OF
                                890 WINTER STREET
                             WALTHAM, MASSACHUSETTS

                                TABLE OF CONTENTS
                                                                           PAGE


ARTICLE 1         BASIC LEASE PROVISIONS.....................................1

         1.1      INTRODUCTION...............................................1

         1.2      BASIC DATA.................................................1

         1.3      ENUMERATION OF EXHIBITS....................................5

         1.4      OTHER DEFINITIONS..........................................5

ARTICLE 2         PREMISES AND APPURTENANT RIGHTS............................6

         2.1      LEASE OF PREMISES..........................................6

         2.2      APPURTENANT RIGHTS AND RESERVATIONS........................6

ARTICLE 3         LEASE TERM, COMMENCEMENT DATE AND
                  BUILDING/PREMISES CONSTRUCTION.............................8

         3.1      LEASE TERM.................................................8

         3.2      COMPLETION OF THE BUILDING.................................8

         3.3      PREPARATION OF THE PREMISES................................8

         3.4      QUALITY AND PERFORMANCE OF WORK/CONCLUSIVENESS
                  OF LANDLORD'S PERFORMANCE..................................9

         3.5      CONSTRUCTION REPRESENTATIVES...............................9

         3.6      LANDLORD'S CONTRIBUTION...................................10

         3.7      TENANT ENTRY..............................................10

ARTICLE 4         BASIC RENT/ADDITIONAL RENT................................10

         4.1      PAYMENT...................................................10

ARTICLE 5         USE OF PREMISES...........................................11

         5.1      PERMITTED USE.............................................11

         5.2      INSTALLATIONS AND ALTERATIONS BY TENANT...................12

ARTICLE 6         ASSIGNMENT AND SUBLETTING.................................13

         6.1      PROHIBITION...............................................14

         6.2      CONSENT TO SUBLEASE.......................................15

         6.3      EXCESS PAYMENTS...........................................16

         6.4      TERMINATION...............................................17

                                TABLE OF CONTENTS
                                   (continued)
                                                                           PAGE

         6.5      MISCELLANEOUS.............................................17

         6.6      ACCEPTANCE OF RENT........................................19

         6.7      COMPETITORS OF BGS SYSTEMS, INC...........................19

ARTICLE 7         REPAIRS AND SERVICES......................................21

         7.1      LANDLORD REPAIRS..........................................21

         7.2      TENANT REPAIRS............................................21

         7.3      FLOOR LOAD - HEAVY MACHINERY..............................22

         7.4      BUILDING SERVICES.........................................23

         7.5      ELECTRICITY...............................................25

         7.6      SERVICES PRIOR TO COMMENCEMENT DATE.......................27

         7.7      INTERRUPTION OF SERVICES..................................27

ARTICLE 8         REAL ESTATE TAXES.........................................27

         8.1      DEFINITIONS...............................................27

         8.2      TENANT'S SHARE OF TAXES...................................28

         8.3      REFUND OF TAXES...........................................29

ARTICLE 9         OPERATING EXPENSES........................................30

         9.1      DEFINITIONS...............................................30

         9.2      EXCESS OPERATING EXPENSES.................................31

         9.3      TENANT'S AUDIT RIGHTS.....................................32

ARTICLE 10        INDEMNITY AND INSURANCE...................................33

         10.1     TENANT'S INDEMNITY........................................33

         10.2     GENERAL LIABILITY INSURANCE...............................33

         10.3     TENANT'S RISK.............................................34

         10.4     CERTIFICATES OF INSURANCE.................................34

         10.5     INJURY CAUSED BY THIRD PARTIES............................34

         10.6     WAIVER OF SUBROGATION.....................................35

ARTICLE 11        LANDLORD'S ACCESS TO PREMISES.............................35

         11.1     LANDLORD'S RIGHT OF ENTRY.................................35

         11.2     LANDLORD'S RIGHT TO CHANGE ENTRIES, ETC...................36

         11.3     EXCAVATION................................................36

                                TABLE OF CONTENTS
                                   (continued)
                                                                          PAGE

ARTICLE 12        FIRE, EMINENT DOMAIN, ETC.................................37

         12.1     ABATEMENT OF RENT.........................................37

         12.2     LANDLORD'S RIGHT OF TERMINATION...........................37

         12.3     RESTORATION...............................................37

         12.4     AWARD.....................................................38

         12.5     LANDLORD'S INSURANCE......................................38

ARTICLE 13        DEFAULT...................................................38

         13.1     TENANT'S DEFAULT..........................................38

         13.2     LANDLORD'S DEFAULT........................................44

ARTICLE 14        MISCELLANEOUS PROVISIONS..................................44

         14.1     EXTRA HAZARDOUS USE.......................................44

         14.2     WAIVER....................................................44

         14.3     COVENANT OF QUIET ENJOYMENT...............................44

         14.4     LANDLORD'S LIABILITY......................................45

         14.5     NOTICE TO MORTGAGEE OR GROUND LESSOR......................46

         14.6     ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.................46

         14.7     RULES AND REGULATIONS.....................................47

         14.8     ADDITIONAL CHARGES........................................47

         14.9     INVALIDITY OF PARTICULAR PROVISIONS.......................47

         14.10    PROVISIONS BINDING, ETC...................................47

         14.11    RECORDING.................................................47

         14.12    NOTICES...................................................47

         14.13    WHEN LEASE BECOMES BINDING................................48

         14.14    PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS.........48

         14.15    RIGHTS OF MORTGAGEE OR GROUND LESSOR......................48

         14.16    STATUS REPORT, FINANCIAL STATEMENTS.......................49

         14.17    SECURITY DEPOSIT..........................................49

         14.18    REMEDYING DEFAULTS........................................51

         14.19    HOLDING OVER..............................................51

         14.20    SURRENDER OF PREMISES.....................................51

                                TABLE OF CONTENTS
                                   (continued)
                                                                          PAGE

         14.21    BROKERAGE.................................................52

         14.22    Y2K INDEMNIFICATION.......................................52

         14.23    SIGNAGE...................................................52

         14.24    GOVERNING LAW.............................................52

                                      LEASE

         THIS INSTRUMENT IS A LEASE, dated as of March 25, 1999, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 890 Winter Street, Waltham, Massachusetts, being located in a multiple building office park known as Waltham Woods Corporate Center (the "Complex"). The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE 1
                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2      BASIC DATA.

         Landlord:                          890 Winter Street, L.L.C., a
                                            Delaware limited liability company.

         Landlord's Original Address:       c/o Leggat McCall Properties LLC,
                                            10 Post Office Square, Boston,
                                            MA 02109.

         Landlord's Construction
         Representative:                    Leggat McCall Properties LLC,
                                            880 Winter Street, Waltham, MA.

         Tenant:                            FirePond Inc., a Minnesota
                                            corporation.

         Tenant's Original Address:         8009 South 34th Avenue, Suite 1000,
                                            10th Floor, Bloomington,
                                            Minnesota 55425

         Tenant's Construction
         Representative:                    Trimbach Interior Design, Inc.,
                                            200 Park Avenue South, Suite 1508,
                                            New York, NY 10003

         Premises:                          A portion of the third floor of the
                                            Building as shown on EXHIBIT A
                                            annexed hereto.

         Premises Rentable Area:            Agreed to be 29,534 square feet
                                            located on the third floor of the
                                            Building, as measured in accordance
                                            with the Measurement Method.

         Basic Rent:                        (i) (a) From the Commencement Date
                                            through June 30, 2000, $982,005.50
                                            ($33.25 per square foot of Premises
                                            Rentable Area) per annum;

                                               (b) From July 1, 2000 through
                                            June 30, 2001, $996,772.50 ($33.75
                                            per square foot of Premises Rentable
                                            Area) per annum;

                                                (c) From July 1, 2001 through
                                            June 30, 2002, $1,011,539.50 ($34.25
                                            per square foot of Premises Rentable
                                            Area) per annum;

                                                (d) From July 1, 2002 through
                                            June 30, 2003, $1,026,306.50 ($34.75
                                            per square foot of Premises Rentable
                                            Area) per annum;

                                                (e) From July 1, 2003 through
                                            June 30, 2004, $1,041,073.50 ($35.25
                                            per square foot of Premises Rentable
                                            Area) per annum; and

                                                 (f) From July 1, 2004 through
                                            December 31, 2004, $1,041,073.50
                                            ($35.25 per square foot of Premises
                                            Rentable Area) per annum, as the
                                            same may be adjusted and/or abated
                                            pursuant to Section 12.1 hereof.

         Estimated Electricity Payment:     $25,103.90 (eighty-five cents
                                            ($0.85) per square foot of Premises
                                            Rentable Area) per annum as a
                                            payment toward the actual cost of
                                            providing electricity to the
                                            Premises, as the same may be
                                            adjusted and/or abated pursuant to
                                            Sections 7.5 and 12. 1.

         Additional Rent:                   The Estimated Electricity Payment
                                            and all other charges and sums
                                            payable by Tenant as set forth in
                                            this Lease, other than and in
                                            addition to Basic Rent.

         Lease Term:                        As defined in Section 3. 1.

         Lease Year:                        A twelve (12) month period
                                            commencing on the Commencement Date
                                            and each successive twelve (12)
                                            month period thereafter during the
                                            Lease Term, except the last Lease
                                            Year shall be the period commencing
                                            July 1, 2004 through the end of the
                                            Lease Term.

         Security Deposit:                  An irrevocable Letter of Credit, as
                                            defined in and subject to the
                                            provisions of Section 14.17, in the
                                            amount noted below.


----------------------------------------------------------------------------------------------------------------
                                             SECURITY DEPOSIT                     SECURITY DEPOSIT
                                             AMOUNT REQUIRED IF                   AMOUNT REQUIRED IF
                                             TOTAL AUDITED NET                    TOTAL AUDITED NET
                                             EARNINGS ARE                         EARNINGS ARE
                                             POSITIVE FOR                         NEGATIVE FOR
                                             PREVIOUS FOUR FISCAL                 PREVIOUS FOUR FISCAL
                                             QUARTERS BEGINNING                   QUARTERS BEGINNING
                                             JULY 1, 1998 AND                     JULY 1, 1998 AND
LEASE YEAR                                   ENDING JUNE 30, 1999                 ENDING JUNE 30, 1999
----------------------------------------------------------------------------------------------------------------
1.   July 1, 1999-June 30, 2000                    $400,000                               $550,000
----------------------------------------------------------------------------------------------------------------
2.   July 1, 2000-June 30, 2001                    $300,000                               $450,000
----------------------------------------------------------------------------------------------------------------
3.   July 1, 2001-June 30, 2002                    $200,000                               $400,000
----------------------------------------------------------------------------------------------------------------
4.   July 1, 2002-June 30, 2003                    $150,000                               $300,000
----------------------------------------------------------------------------------------------------------------
5.   July 1, 2003-December 31, 2003                $100,000                               $250,000
----------------------------------------------------------------------------------------------------------------
6.   January 1, 2004 -                               None                                 $200,000
     December 31, 2004
----------------------------------------------------------------------------------------------------------------

         Brokers: CB Richard Ellis/Whittier Partners and Leggat McCall Properties LLC.

         Agent: Leggat McCall Properties LLC, 880 Winter Street, Waltham, MA, Attn:
                                            Property Manager, or such other
                                            person or entity from time to time
                                            designated by Landlord.

         Building Rentable Area:            Agreed to be 173,070 square feet, as
                                            measured in accordance with the
                                            Measurement Method.

         Business Days:                     All days except Saturday, Sunday,
                                            New Year's Day, Martin Luther King
                                            Day, President's Day, Memorial Day,
                                            Independence Day, Labor Day,
                                            Columbus Day, Veterans Day,
                                            Thanksgiving Day, and Christmas Day
                                            (and the following day when any such
                                            day occurs on Sunday).

         Commencement Date:                 As defined in Section 3.1.

         Default of Tenant:                 As defined in Section 13.1.

         Force Majeure:                     Collectively and individually,
                                            strikes or other labor trouble, fire
                                            or other casualty, acts of God,
                                            governmental preemption of
                                            priorities or other controls in
                                            connection
                                            with a national or other public
                                            emergency or shortages of fuel,
                                            supplies or labor resulting
                                            therefrom, or any other cause,
                                            whether similar or dissimilar,
                                            beyond Landlord's reasonable
                                            control.

         Initial General Liability
           Insurance:                       $3,000,000 per occurrence/
                                            $5,000,000 aggregate (combined
                                            single limit) for property damage,
                                            bodily injury or death.

         Measurement Method:                "Standard Method for Measuring Floor
                                            Area in Office Buildings,"
                                            (Reprinted August 1990, American
                                            National Standard ANSI Z65.1-1980)
                                            (Reaffirmed 1989), (Approved June
                                            21, 1989 by American National
                                            Standards Institute, Inc.) prepared
                                            for the Building Owners and Managers
                                            Associations International.

         Landlord's Contribution:           An amount equal to $856,486 ($29.00
                                            per square foot of Premises Rentable
                                            Area).

         Operating Year:                    As defined in Section 9.1.

         Operating Expenses:                As defined in Section 9.1.

         Base Operating Expenses:           Operating Expenses incurred for the
                                            calendar year ending December 31,
                                            1999, adjusted to 95% occupancy, and
                                            as more particularly defined in
                                            Section 9.1.

         Building Operating Expenses:       As defined in Section 9.1.

         Common Site Operating Expenses:    As defined in Section 9. 1.

         Permitted Uses:                    General offices of the type
                                            generally found in first-class
                                            office buildings in the suburban
                                            Boston area, subject to the
                                            provisions of Section 5.1(a).

         Site: The land area shown on the Site Plan annexed as EXHIBIT B hereto, including the properties known as 880 Winter Street and 890 Winter Street.

         Tax Year:                          As defined in Section 8.1.

         Taxes:                             As defined in Section 8.1.

         Base Taxes:                        The actual Taxes for the Tax Year
                                            commencing on July 1, 2000 and
                                            ending on June 30, 2001 (and, to the
                                            extent the Building has not been
                                            substantially leased when such
                                            actual Taxes are determined,
                                            adjusted as though the Building had
                                            been substantially leased at such
                                            time), as such may have been abated
                                            pursuant to Section 8.3, if at all,
                                            multiplied by 0.95.

         Tax Expenses:                      As defined in Section 8.1.

         Tax Parcel or Property:            The Building and the land parcel(s)
                                            on which the Building is located.

         Tenant's Proportionate Share:      As defined in Section 9.1.

         Tenant's Removable Property:       As defined in Section 5.2(b).

         Building Standard:                 Materials of at least as good
                                            quality as Landlord has elected at
                                            the time of execution of this Lease
                                            to use as part of its standard
                                            construction substantially
                                            throughout the Building, as such are
                                            more particularly described in
                                            EXHIBIT J hereto.

1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

         Exhibit A   -   Floor Plan of Premises
         Exhibit B   -   Site Plan
         Exhibit C   -   Tenant's Work Letter
         Exhibit D   -   Plan Approval Agreement
         Exhibit E   -   Operating Expenses
         Exhibit F   -   Rules and Regulations
         Exhibit G   -   Contractor's Insurance
         Exhibit H   -   Subordination, Non-Disturbance and Attornment Agreement
         Exhibit I   -   Base Building Condition
         Exhibit J   -   Building Standard Materials
         Exhibit K   -   Cleaning Specifications
         Exhibit L   -   HVAC Building Design Criteria
         Exhibit M   -   Competitors of BGS Systems, Inc.

1.4 OTHER DEFINITIONS. The following additional terms, whenever used in this Lease (unless the context requires otherwise), shall have the respective meanings specified in the Sections of this Lease set forth below after such terms;

         Adequate Assurance............................................Section 13.1(c)
         Adequate Assurance of Future Performance  ....................Section 13.1(d) and Section 13.1(f)
         Affiliate.....................................................Section 6.7
         Alterations...................................................Section 5.2
         Bankruptcy Code...............................................Section 13.2
         Base Building Work............................................Section 3.3
         BGS...........................................................Section 6.7
         BMC...........................................................Section 6.7

         Business Hours................................................Section 7.4(a)
         Commencement Date.............................................Section 3.1
         Default of Tenant.............................................Section 13.1(b)
         Estimated Electricity Payment.................................Section 1.2
         Essential Services............................................Section 7.7
         Event of Bankruptcy...........................................Section 13.1
         Issuing Bank..................................................Section 14.17(2)
         Landlord's Contribution.......................................Exhibit C
         Non-Renewal Notice............................................Section 14.17(2)
         Notice Day....................................................Exhibit C
         Overtime Service..............................................Section 7.4(a)
         Permitted Minor Alterations...................................Section 5.2(a)
         Plans.........................................................Section 3.2(a)
         Requisition...................................................Exhibit C
         Restriction Confirmation Request..............................Section 6.7
         RFO...........................................................Section 6.7
         RFO Acceptance................................................Section 6.7
         RFO Notice....................................................Section 6.7
         Rules and Regulations.........................................Section 14.7
         Substantially damaged.........................................Section 12.2
         Taxes.........................................................Section 8.1(a)
         Tax Excess....................................................Section 8.2
         Tax Expenses..................................................Section 8.1(c)
         Tax Year......................................................Section 8.1(b)
         Tenant's Removable Property...................................Section 5.2(b)
         Tenant's Work.................................................Exhibit C
         Tenant's Work Rules...........................................Exhibit C
         Tenant's Dumpster Location....................................Exhibit C
         Untenantable Conditions.......................................Section 7.7
         Untenantable Premises.........................................Section 7.7
         Year 2000 Compliant...........................................Section 14.22
         Year 2000 Problems............................................Section 14.22


                                   ARTICLE 2
                         PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises depicted in the floor plan(s) annexed hereto as EXHIBIT A, for the Lease Term and upon and subject to the terms and conditions hereinafter set forth.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and the loading platform of the Building and common roadways, driveways and walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to the Rules and Regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

                  (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof, provided that Tenant shall have the right to use the vertical penetrations of the Building for its piping, conduits, sleeving and cabling with the Landlord's prior written consent, such consent not to be unreasonably withheld if such use by Tenant will not adversely affect (i) the Landlord's utilization of such penetrations for the delivery of services required to be provided by Landlord to any tenants of the Building or (ii) the structural integrity of the Building. Landlord shall have the right to place in the Premises interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like, provided the same are concealed behind any then existing walls and/or ceilings of the Premises or are installed in such manner so as to reduce to a minimum interference with Tenant's use of the Premises. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.

                  (c) Tenant shall also have the right (subject to the Rules and Regulations established pursuant to Section 14.7) to use without charge therefor during the initial Lease Term (i) on an exclusive, reserved basis, seventeen (17) parking spaces in the basement level of the Building, provided, however, that Landlord shall not be obligated to monitor the use of such parking spaces or enforce Tenant's exclusive use against unauthorized users thereof (except that if Landlord is so requested by Tenant, Landlord shall cooperate in all reasonable respects and at Tenant's expense with Tenant's efforts to enforce Tenant's exclusive use of such parking spaces against unauthorized users thereof), and (ii) on a non-exclusive, unreserved basis and in common with use by other tenants of the Complex, parking spaces in the parking areas located on the lots on which the Building is situated in an amount, which when aggregated with the parking spaces reserved in
         (i) above, shall equal no more than 3.3 parking spaces per 1,000 square feet of Premises Rentable Area. Landlord covenants that the other tenants of the Building shall not be permitted to use, on an aggregate basis, more than 3.3 parking spaces per 1,000 square feet of Building Rentable Area on the parking areas located on the lots on which the Building is situated. Landlord shall install and maintain, at Tenant's expense, Building Standard signage identifying Tenant's reserved parking spaces in the basement level of the Building. Landlord acknowledges that Tenant shall have the right to monitor the use of Tenant's reserved parking spaces in the basement level of the Building and to enforce reasonably Tenant's exclusive use against unauthorized users thereof, provided that Tenant shall provide

         Landlord with prompt, reasonably detailed written notice of any enforcement measures Tenant has employed or will employ against unauthorized users. The parking privileges granted herein are non-transferable except to an assignee or subtenant permitted pursuant to Article 6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked in the Building or on the lots on which the Building is located or to any personal property therein, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

                                   ARTICLE 3
        LEASE TERM, COMMENCEMENT DATE AND BUILDING/PREMISES CONSTRUCTION

3.1 LEASE TERM. The Lease Term and the estate hereby granted shall commence on July 1, 1999 (the "Commencement Date") and shall expire and end on December 31, 2004, or on such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions or other provisions of this Lease or pursuant to law.

3.2 COMPLETION OF THE BUILDING. On or before the Commencement Date, the following conditions shall have been satisfied by Landlord:

                  (a) Reasonable means of access to the Premises and parking areas on the lots on which the Building is located sufficient to provide Tenant with its permitted parking in accordance with Section 2.2(c) hereof shall exist and those facilities reasonably necessary for Tenant's occupancy of the Premises, including, without limitation, an entrance lobby, elevators (which need not consist of all of the elevators in the bank which serves the Premises), toilets, plumbing, water, lighting and electrical power facilities shall have been installed and shall be in reasonably good working order and be available to Tenant, but excluding the amenities described in Section 7.4(b)(vi) and (vii); and

                  (b) The heating, ventilating and air conditioning systems reasonably necessary for Tenant's occupancy of the Premises and the common areas shall have been installed and shall be in reasonably good operating order and capable of providing the applicable services in accordance with the specifications set forth in EXHIBIT L hereto, subject to reasonable periods of adjustment and balancing required with respect thereto.

3.3 PREPARATION OF THE PREMISES. Except for the work to be performed by Landlord as expressly set forth and described in EXHIBIT I hereto ("Base Building Work"), the Premises shall be delivered to and accepted by Tenant "as is," in their then state of construction, finish and decoration, without any additional obligation on the part of Landlord to prepare or construct the Premises for Tenant's occupancy. Tenant acknowledges that the Premises are to be delivered in so-called "shell" condition and substantial work must be performed by Tenant before the Premises can be occupied by

         Tenant for the conduct of its business. All of such work necessary to prepare the Premises for Tenant's occupancy shall be performed by Tenant in accordance with the provisions of EXHIBIT C hereto including the obligation to obtain an amendment to the certificate of occupancy for the Building allowing occupancy and use of the Premises. Landlord shall cooperate with Tenant in its application for any certificate of occupancy including prompt execution of any necessary applications therefor or filings in connection therewith requested reasonably by Tenant. Notwithstanding the foregoing, Section 5.2(a) of this Lease and the provisions of this Lease setting forth Tenant's insurance obligations (i.e., Sections 10.2 and 10.3) shall not apply during the performance of Tenant's Work and such matters shall, during such time, be governed by the applicable provisions of EXHIBIT C hereto.

3.4 QUALITY AND PERFORMANCE OF WORK/CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner with Building Standard materials, or, if not applicable, new, first-class materials, in a lien-free manner and in compliance with all applicable laws and requirements of public authorities and insurance bodies related to, or arising out of the performance of, such construction work. Each party may inspect the work of the other at reasonable times, and the Construction Representative of each party shall promptly give notice of any approvals and other actions on the party's behalf required to be given in connection with design and construction. Except to the extent to which Tenant shall have given Landlord notice, not later than the end of the second full calendar month of the Lease Term next beginning after the Commencement Date, of specific respects in which Landlord has not performed the Base Building Work, Tenant shall be deemed conclusively to have approved all such work and shall have no claim that Landlord has failed to perform or has improperly performed any of the Base Building Work, except for latent defects in such work not reasonably capable of discovery by Tenant by the end of such second full calendar month, and except as expressly provided herein, the Premises will be leased in their condition on the Commencement Date AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that: (i) the Base Building Work will be undertaken in accordance with all applicable laws, codes and ordinances, including without limitation the Americans With Disabilities Act of 1990, (ii) Landlord has not received from any governmental agency having jurisdiction any written notice to the effect that the Premises are in violation of any applicable law, code or ordinance, which violation remains outstanding as of the date hereof, (iii) on the Commencement Date, and (iv) the Base Building Work will comply with the Americans With Disabilities Act of 1990 on the Commencement Date, no hazardous substances, hazardous materials, PCB's or friable and accessible asbestos containing materials will be present in the Premises or Building which would require remediation under applicable law. To the extent that Tenant will be responsible for maintenance and/or repair of any item of work included in the Base Building Work, then Landlord shall use reasonable efforts to obtain from Landlord's contractor a warranty for the benefit of Tenant covering such items.

3.5 CONSTRUCTION REPRESENTATIVES. Any action or failure to act by Landlord's Construction Representative or by Tenant's Construction Representative shall be deemed to be the action or failure to act of Landlord or Tenant, as the case may be, solely in respect to construction matters in connection with the performance of the Base Building Work and Tenant's Work. Landlord and Tenant each shall have the right to change their respective Construction Representatives by notice in accordance with Section 14.12 hereof, except that, where Tenant seeks to change its Construction Representative, Tenant shall consult with Landlord in the selection of any substitute Tenant's Construction Representative and shall provide to Landlord a list of at least three (3) parties from which Tenant intends to select a substitute Tenant's Construction Representative. Landlord shall have the right to object to any person or party identified on such list and, in such case, shall specify in writing to Tenant the grounds for such objection. Notwithstanding anything to the contrary herein contained, if Landlord shall object to all persons or parties identified on such list, the grounds for each such objection must be reasonable. Tenant shall have the right to substitute for Tenant's Construction Representative any party identified on such list who is not objected to by Landlord (in the manner provided above) within five (5) Business Days of submission of such list to Landlord.

3.6 LANDLORD'S CONTRIBUTION. Landlord agrees to pay to Tenant, as a contribution towards Tenant's Work "Landlord's Contribution" as provided in, and subject to the provisions of, EXHIBIT C hereto. If Landlord shall default in the payment of any portion of Landlord's Contribution, Tenant shall be entitled to offset such amount against the Basic Rent next payable under this Lease.

3.7 TENANT ENTRY. Subject to the provisions of EXHIBIT C, commencing on the date hereof, Landlord shall permit Tenant to enter the Premises for the purpose of performing Tenant's Work, when in Landlord's judgment the same can be done without any interference with Landlord's performance of the remaining Base Building Work. Any such entry shall be at Tenant's sole risk and Landlord shall not be responsible for any damage or loss to property or installations placed in the Premises by Tenant prior to the Commencement Date. In addition, in no event shall Tenant make use of any labor in the Building or otherwise suffer or permit any action to be taken which would result in labor difficulties or otherwise delay the performance by Landlord of its remaining work. Prior to performing any of Tenant's Work, Tenant shall provide Landlord with proof of insurance in accordance with EXHIBIT C hereto.

                                   ARTICLE 4
                           BASIC RENT/ADDITIONAL RENT

4.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 7.7 or Section 12.1), deduction or demand, the Basic Rent and Additional Rent. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Lease Term, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that (i) any installment of Basic Rent or Additional Rent is not paid within five (5) days of the date when due, or (ii) Tenant fails to pay any installment of Basic Rent or Additional Rent on the date when due and such failure shall occur more than twice in any calendar year, then Tenant shall pay, in an addition to any charges under Section 14.18, at Landlord's request an administrative fee equal to three percent (3%) of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation, Section 502(b) thereof.

                  (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                   ARTICLE 5
                                 USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for medical, dental, governmental, utility company or employment agency offices. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (a) which would violate any of the provisions of this Lease, (b) for any unlawful purposes or in any unlawful manner, (c) which is not normally found in first-class office buildings in the greater Boston area, or (d) which, in the reasonable judgment of Landlord, shall in any way (i) impair or tend to impair the appearance or reputation of the Building or the Complex or (ii) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, ventilation, cleaning, air conditioning or other servicing of the Building or Premises, or with the use of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building or the Complex.

                  (b) Tenant agrees to conform to the following provisions during the Lease Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs, corporate logos or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain, at its expense and in accordance with building standards adopted by Landlord in its sole discretion, a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Americans With Disabilities Act of 1990; and

                  (v) Tenant shall continuously throughout the Lease Term occupy the Premises for Permitted Uses.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, "Alterations") after the completion of Tenant's Work in or to the Premises without Landlord's prior written consent. Notwithstanding the foregoing, with respect to non-structural Alterations that do not affect the Building's electrical, plumbing or mechanical systems, (i) Landlord's consent shall not be required if the cost of such Alterations is less than $10,000 per individual instance and, when aggregated with the cost of all other Alterations performed by Tenant over the preceding one year period, is less than $30,000, so long as Tenant notifies Landlord in writing at least three (3) Business Days prior to commencing any such Alterations as to the nature, scope and estimated cost of such Alterations ("PERMITTED MINOR ALTERATIONS"); and (ii) Landlord's prior written consent shall not be unreasonably withheld or delayed if the cost of such Alterations is $10,000 or more per individual instance or if, when aggregated with the cost of all other Alterations performed by Tenant over the preceding one year period, is $30,000 or more. All Alterations shall be solely at Tenant's expense. Tenant shall indemnify Landlord from any costs or expenses resulting from Tenant's implementation of the Permitted Minor Alterations. Any Alterations, additions or improvements shall be in accordance with complete plans and specifications meeting the requirements set forth in the Rules and Regulations from time to time in effect and approved in advance by Landlord. Landlord shall approve or disapprove of Tenant's proposed Alterations within ten (10) Business Days of Landlord's receipt of such complete plans and specifications and the other required deliveries and information from Tenant set forth in the Rules and

         Regulations. Landlord shall inform Tenant, at the time of its approval of any Alterations, whether Landlord will require such Alterations to be removed by Tenant upon the expiration or earlier termination of the Lease. Such Alterations work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, (iii) be made only in accordance with the Rules and Regulations from time to time in effect with respect thereto, and (iv) become part of the Premises and the property of Landlord. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. The provisions of this Section 5.2(a) shall not apply to Tenant's Work, the performance of which shall be governed by EXHIBIT C hereto and the other provisions of this Lease, subject to the last sentence of Section
         3.3 and Section 7.6 of this Lease.

                  (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ('Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Tenant shall remove, at its sole expense, on the expiration or earlier termination of this Lease, all cabling installed at the Premises pursuant to the Plans.

                  (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Building or all or any part of the Site based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

                  (d) In the course of any work being performed by Tenant (including without limitation the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by landlords for work in or to the Building or other buildings in the Complex and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

                                   ARTICLE 6
                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Except as expressly permitted in this Article 6, Tenant covenants and agrees that, whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the Lease Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (y) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent or Additional Rent due under this Lease; and/or (z) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article 6. The provisions of this Section 6.1(a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease. If there is an initial public offering of the stock of the Tenant or if Tenant at any time is or becomes a publicly traded company, the transfer of less than a majority of the stock of Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article 6. The merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Article 6.

                  (b) Anything in Section 6.1(a) to the contrary notwithstanding, transactions with an entity (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant's assets are transferred as a going concern, or (iii) which controls or is controlled by Tenant or is under common control with Tenant, shall not be deemed to be an assignment or subletting within the meaning of this Article 6, provided that in any of such events:

                  (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the net worth of Tenant herein named on the date of this Lease,

                  (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord prior to the effective date of any such transaction,

                  (iii) the assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting,

                  (iv) in no event shall Tenant (or the entity into which Tenant is merged or consolidated under clause (i) above) be released from its obligations under this Lease, and

                  (v) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant's interest in this Lease.

                  (c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of all the terms, conditions and covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section
         6.1 or the continuing liability of the original named Tenant. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2      CONSENT TO SUBLEASE.

         Notwithstanding the prohibition set forth in Section 6.1(a), but subject to Section 6.7, the following provisions shall govern Tenant's subletting of the Premises:

         Landlord shall not unreasonably withhold its consent to one or more sublettings requested by Tenant, provided further that:

                  (i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, including the specific exclusions therefrom set forth in Section 5.1 hereof;

                  (ii) In the reasonable judgment of Landlord the proposed subtenant is of a character and financial condition such as is in keeping with the standards of Landlord in those respects for the Building and the Complex;

                  (iii) Neither the proposed subtenant, nor any person or entity who directly or indirectly controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be (A) a government entity (or subdivision or agency thereof), or (B) a person or entity which is negotiating (or which has, in the last twelve (12) months, negotiated) with Landlord for the rental of any space in the Site, provided Landlord has available, or will have available within six (6) months from the effective date of the proposed sublease, in Landlord's Buildings at the Site, compatible space in size to the space proposed to be sublet (compatible space being defined as plus or minus ten percent (10%) of the space proposed to be sublet);

                  (iv) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

                  (v) No proposed sublease for which the sublet space shall be physically segregated shall cover less than 3,000 square feet of Premises Rentable Area and Tenant shall, upon Landlord's request, remove such physical segregation prior to the expiration of the Lease Term;

                  (vi) Not later than thirty (30) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions; and

                  (vii) in no event shall Tenant be released from its obligations under this Lease.

Moreover, notwithstanding any such sublease which may be permitted hereunder or consented to by Landlord, Tenant shall in all cases remain fully and primarily liable hereunder.

6.3 EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2, if the rent and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the Basic Rent and Additional Rent allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party expenses reasonably incurred by Tenant in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including, without limitation, reasonable brokerage commissions actually paid to a licensed broker, reasonable attorneys' fees and commercially reasonable tenant improvements, Tenant shall pay to Landlord, as an additional charge, fifty percent (50%) of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4 TERMINATION. Notwithstanding any other provision of this Article 6 to the contrary, if and at each such time as Tenant shall intend to enter into any sublease, the term of which sublease is for seventy-five percent (75%) or more of the then remaining initial Lease Term, then Tenant shall give Landlord notice of such intent not earlier than ninety (90), and not later than sixty (60), days prior to the effective date of such proposed sublease, and Landlord may then elect to terminate this Lease only with respect to that portion of the Premises proposed to be covered by such sublease by giving notice to Tenant of such election not later than forty-five (45) days after receipt of Tenant's notice and, upon the giving of such notice by Landlord, this Lease shall terminate with respect to such portion sixty (60) days after the giving of such notice by Landlord with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If Landlord shall elect to terminate this Lease with respect to any portion of the Premises as hereinabove provided, then from and after the effective date of such termination, the definitions of Basic Rent, Premises Rentable Area, and Tenant's Proportionate Share shall be adjusted to reflect that portion of the Premises that remains subject to this Lease after such termination.

6.5 MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article 6. Tenant shall reimburse Landlord on demand, as an additional charge, for any reasonable costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant, except Tenant shall not be obligated to so reimburse Landlord in the event Landlord elects to recapture Tenant's space with respect to such proposed assignment or sublease as provided in Section 6.4. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord.

                  (b) Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Additional Rent and other charges and for the performance of all other obligations of Tenant contained in this Lease, except as such obligations may be affected by Landlord's recapture of a portion of Tenant's space pursuant to Section 6.4. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

                  (c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligations to obtain the consent of Landlord, pursuant to the provisions of this Article 6, to any subsequent sublease.

                  (d) With respect to each and every sublease authorized by Landlord under the provisions of this Article 6, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Lease Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord;
         (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

                  (e) If Landlord shall rightfully fail or refuse to give its consent to any proposed assignment or sublease, and such failure to consent is not in violation of the terms and provisions of this Lease, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, liability, costs and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord by reason of any claims made against Landlord by the proposed assignee or sublessee or by any brokers, finders or other persons for commissions or other compensation in connection with the proposed assignment or sublease.

                  (f) If Landlord grants its consent to an assignment or sublease and such assignment or sublease does not become effective for any reason for ninety (90) days after the granting of such consent, or if such assignment or sublease is modified or amended prior to its becoming effective, then and in either such event, Landlord's consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with the provisions and conditions of this Article 6. In no event shall Tenant agree to modify or amend any sublease to which Landlord has consented without Landlord's prior written consent.

                  (g) Except as expressly provided in Section 6.4 hereof, the joint and several liability of Tenant and any assignee or successor of Tenant under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord modifying any of the obligations contained in this Lease, or by any waiver or failure by Landlord to enforce any of the obligations of this Lease. but in no event shall Tenant's continued liability exceed what its continuing liability would have been had the Lease not been modified except for those modifications, if any, which were consented to by Tenant.

                  (h) The listing of any name other than Tenant on the door of the Premises, on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises in any other person or entity, nor shall such listing be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or any portion thereof or the use or occupancy of the Premises or any portion thereof by others.

6.6 ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Basic Rent and Additional Rent, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article 6, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

6.7 COMPETITORS OF BGS SYSTEMS, INC. Notwithstanding anything to the contrary herein, for so long as BGS Systems, Inc. ("BGS") or an Affiliate is in actual occupancy of at least 75% of its Premises Rentable Area in the Complex, Tenant shall not assign the Lease or sublet all or any portion of its Premises Rentable Area to a Competitor of BGS listed on EXHIBIT M attached hereto, subject, however, in all respects to the succeeding provisions of this Section 6. The foregoing restriction shall not apply to Tenant subletting all or a portion of its Premises Rentable Area or assigning this Lease to a Competitor if, pursuant to the terms of this Lease, Tenant has satisfied all conditions precedent set forth in this Lease to an assignment of the Lease or a subletting of all or any portion of the Premises Rentable Area including, without limiting any of the other provisions set forth in the Lease to Tenant's right to assign this Lease or sublet the Premises Rentable Area, the obligation to first offer an assignment of this Lease or the Premises Rentable Area proposed to be sublet by Tenant to BMC Software, Inc. ("BMC"), an Affiliate of BGS, in the following fashion. Such right of first offer ("RFO") shall be implemented by Tenant giving notice (the "RFO Notice") to BMC at the address and in the manner specified below. A copy of such RFO Notice shall be delivered to Landlord at its notice address provided in
         Section 14.12 of this Lease. The RFO Notice shall specify the bona fide economic and other principal terms on which Tenant intends to assign this Lease or sublet all or any portion of the Premises Rentable Area to a Competitor listed on EXHIBIT M hereto, accompanied by Tenant's written proposal made to such Competitor. If, not later than midnight of the second (2nd) Business Day following receipt by BMC of the RFO Notice, Tenant has not received a written notice from BMC electing to accept Tenant's transaction terms set forth in the RFO Notice, then the RFO shall be of no further force or effect and Tenant may undertake to assign the Lease or sublet the Premises Rentable Area at any time thereafter to such Competitor without again complying with the RFO provisions herein set forth. If, however, (i) BMC timely elects in writing to accept the transaction terms set forth in the RFO Notice (the "RFO Acceptance"), and (ii) within twenty (20) Business Days after receipt by Tenant of the RFO Acceptance, Tenant and BGS or BMC, as the case may be, fail to execute and deliver documents in consummation of the terms specified in the RFO Notice for any reason whatsoever or no reason, then, in such event, the RFO shall be of no further force and effect and Tenant may undertake to assign this Lease or sublet the Premises Rentable Area at any time thereafter to such Competitor without again complying with the RFO provisions herein set forth.

         The foregoing restriction shall not apply (i) if, as noted above, BGS or its Affiliates are not in actual occupancy of at least 75% of its Premises Rentable Area in the Complex; (ii) to Affiliates of a Competitor; (iii) to a Competitor if, after a merger or consolidation by a Competitor with another entity, or a sale, lease, license or other disposition by a Competitor of all or substantially all of its assets to another entity, whether in one transaction or series of transactions, such Competitor is not a surviving entity; or (iv) if, after a merger or consolidation by BMC with another entity, or a sale, lease, license or other disposition by BMC of all or substantially all of its assets to another entity, whether in one transaction or a series of transactions, BMC is not the surviving entity.

         For so long as the restriction prohibiting Tenant from leasing space in the Complex to a Competitor listed in EXHIBIT M hereto is in force and applicable, Tenant shall have the right, at any time and from time during the Lease Term, to request in writing of Landlord and BMC a determination as to whether the foregoing restriction remains in force and applicable (a "Restriction Confirmation Request"). Within thirty (30) calendar days after receipt of Tenant's Restriction Confirmation Request, Landlord or BMC shall notify Tenant as to whether the restriction set forth in EXHIBIT M hereto remains in force and applicable. Landlord's and BMC's failure to respond to any Restriction Confirmation Request (if the same shall continue for an additional thirty (30) calendar days after receipt of a second notice of a Restriction Confirmation Request, which second notice shall state that Landlord and BMC have failed to respond within the period required under this Section 6.7 of the Lease and continued failure to respond shall be deemed a Landlord confirmation that such restriction is no longer in force and applicable) shall constitute Landlord's and BMC's affirmation, acknowledgment and consent that, for the balance of the Lease Term, the leasing restriction set forth in this Section 6.7 of the Lease shall no longer be applicable.

         For purposes of this Section 6.7 only, an "Affiliate" means (i) any entity directly or indirectly controlling, controlled by or under common control with such entity; (ii) any entity owning or controlling ten percent (10%) or more of the outstanding voting interests of such entity; or (iii) any entity of which such entity owns or controls ten percent (10%) or more of the voting interests.

         Tenant's RFO Notice to BMC shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier service (next Business Day delivery) to BMC at 2101 City West Boulevard, Houston, Texas 77042 ATTN: Manager of Corporate Real Estate with a copy to the Landlord at the address set forth in Section
14.12 hereof (or at such other address or addresses as may from time to time hereafter be designated by Landlord or BMC by like notice).

         Such notices shall be given, and shall be deemed to have been given and received, when so hand delivered (against a signed receipt) or three (3) days after such deposit of such notice by certified or registered mail, or one (1) day after such deposit of such notice with a nationally recognized overnight courier; and in the case of failure to deliver by reason of changed address of which no notice was given or refusal to accept a delivery, such notice shall be deemed to have been given and received as of the date of such failure as indicated on the return receipt or by notice of the post office department or such nationally recognized courier.

                                   ARTICLE 7
                              REPAIRS AND SERVICES

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, the exterior and load bearing walls (including exterior glass), the foundation, the structural floor slabs and other structural elements of the Building, the common facilities of the Building (including all plumbing, mechanical, electrical and other Building systems and equipment installed by Landlord and servicing the Premises, but specifically excluding any supplemental or accessory heating, ventilation or air conditioning equipment or systems and telecommunications/computer systems and equipment exclusively servicing the Premises installed at Tenant's request or as a result of Tenant's requirements in excess of Building Standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, assignees, subtenants, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this
         Section 7.1 provided, unless expressly provided otherwise in this Lease. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work and installations and shall be done in good and workmanlike manner.

                  (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 TENANT REPAIRS. (a) Except as expressly provided in Section 7.1, Tenant covenants and agrees that, from and after the date that the possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant, at its expense, will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, and will make all required repairs thereto and/or replacements of portions thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Lease Term, in such condition. Without limitation, Tenant shall continually during the Lease Term maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Tenant shall not permit or commit any waste, and, notwithstanding the foregoing or the provisions of Article 12, Tenant shall be responsible for the cost of repairs and replacements to the Premises, the Building and the facilities of the Building, whether ordinary or extraordinary or structural or nonstructural, when necessitated by Tenant, or its subtenant or assignee, moving property in or out of the Building or installation or removal of furniture, fixtures or other property or by the performance by Tenant, or its subtenant or assignee, of any Alterations or other work in the Premises, or when necessitated by the failure to exercise reasonable care by, or misuse, neglect or improper conduct of, Tenant, its assignee or subtenant, or its or their agents, employees, contractors or invitees (including any damage by fire or other casualty arising therefrom, except to the extent that the Landlord recovers insurance loss proceeds from its casualty insurer without loss of continuing policy protection and from which insurer a waiver of subrogation has been obtained in accordance with Section 10.6 hereof) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Building increases as a result of payment by the insurer of any claim arising from any act or neglect of Tenant, its assignee, subtenant, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work and installations and shall be done in a good and workmanlike manner.

                  (b) If repairs or replacements are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs or replacements within ten (10) days after such demand and complete the same with reasonable dispatch thereafter (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs or replacements to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building or place a load upon any stairwell, elevator or common area exceeding the floor load per square foot of area which such area was designed to carry without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

                  (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9 a.m. to 1:00 p.m. ("Business Hours"), furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 8.0 watts per square foot of Premises Rentable Area. Such systems shall be designed to meet the specifications set forth in EXHIBIT L hereto. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified ("Overtime Service"), Landlord shall furnish such Overtime Service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

                  (b) Landlord shall also provide:

                  (i) Passenger elevator service in common with Landlord and other tenants in the Building.

                  (ii) Warm water for lavatory purposes and cold water (at temperatures supplied by the municipality in which the Building is located) for drinking, lavatory and cleaning purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as Additional Rent.

                  (iii) Cleaning and janitorial services to the Premises on Business Days, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards for the Building described in EXHIBIT K hereto.

                  (iv) Free access to the Premises on Business Days during Business Hours, and at all other times via a card key access system, subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions. Landlord shall cooperate with Tenant, at Tenant's sole cost, to coordinate acceptable systems for security at Tenant's Premises which are compatible with Landlord's existing security systems.

                  (v) Snow and ice removal to the walks, driveways and parking areas which Tenant is entitled to use under this Lease, and landscaping of surrounding grounds.

                  (vi) Within sixty (60) days of the Commencement Date, a food service facility at the Building, to be operated by a third party vendor, which will offer at the breakfast and lunch hours on Business Days, a reasonable range of hot and cold food selections for purchase by Tenant, its employees and invitees.

                  (vii) Within sixty (60) days of the Commencement Date, and subject to security precautions from time to time in effect, to restrictions based on emergency conditions and to reasonable rules and regulations in effect from time to time, free access to (a) the health and fitness facility and showers and locker rooms attendant thereto via a card key access system, and
                           (b) the shared-use conference center on Business Days and during Business Hours, but subject to reservation availability. Landlord reserves the right to charge a reasonable fee for the Tenant's use of the shared-use conference center.

                  (viii) Routine operation and maintenance of the walks, driveways and parking areas which Tenant is entitled to use under the Lease and reasonably appropriate lighting of the parking areas.

                  (c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee, except to the extent that the same arises from the negligent act or omission of Landlord or its agents, employees or contractors. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.5 ELECTRICITY. (a) Landlord shall supply electricity to the Premises to meet a demand requirement not to exceed 8.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts.

                  (b) Tenant acknowledges that Basic Rent does not include the cost of providing convenience electricity to the Premises. As elsewhere provided, Tenant shall pay the Estimated Electricity Payment to Landlord with Basic Rent payments, and to the extent that the cost of providing convenience electricity to the Premises for any Operating Year exceeds the Estimated Electricity Payment,

         Tenant shall pay such excess as herein provided. Tenant's electricity usage in the Premises shall be measured by one or more so-called "check-meters," which shall be installed in the Premises by Landlord. Landlord shall cause such meter(s) to be read periodically, but not less often than once during each Operating Year, for the purpose of determining Tenant's actual electricity usage during such Operating Year. Tenant shall reimburse Landlord, as Additional Rent, for the actual cost of the electric current consumed in the Premises, as measured by the "check -meters" serving the Premises, for the Operating Year in question. In the event that the Building shall be metered for more than one rate applicable to the Premises, then the Premises shall be similarly check-metered at each rate applicable to the Premises. To the extent that the Estimated Electricity Payments theretofore made by Tenant for the Operating Year in question are less than the amount computed by Landlord as aforesaid, then Tenant shall pay the amount of such shortfall within thirty (30) days after being so advised by Landlord, but if Tenant's Estimated Electricity Payments exceed the amount due, then Landlord shall credit the excess against subsequent obligations of Tenant on account of Estimated Electricity Payments (or refund such excess if the Lease Term has expired and Tenant has no further obligation to Landlord).

                  (c) From time to time during the Lease Term, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in Section 7.4(a) hereof, in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the reasonable cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as an additional charge.

                  (d) Landlord shall have the right to discontinue furnishing electricity to the Premises at any time upon not less than thirty (30) days' notice to Tenant provided Landlord shall, at the expense of the party requesting direct separate metering, separately meter the Premises directly to the applicable public utility company. If Landlord exercises such right, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises, and

                  (i) Tenant shall no longer be required to pay the Estimated Electricity Payment portion of Basic Rent; and

                  (ii) Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant provided that the limits set forth in Section 7.4(a) hereof shall not be exceeded, and Tenant shall be responsible for payment of all electricity charges directly to such utility.

7.6 SERVICES PRIOR TO COMMENCEMENT DATE. Notwithstanding anything to the contrary contained in this Article 7, Landlord's obligation to provide services directly (as opposed to services to common areas of the Building) to any portion of the Premises prior to the Commencement Date in respect of such portion of the Premises shall be solely as set forth in EXHIBIT C hereto.

7.7 INTERRUPTION OF SERVICES. If Landlord breaches its obligations to supply any HVAC, elevator, plumbing or electrical service or reasonable means of access to the Premises (collectively, the "Essential Services") which pursuant to the terms of this Lease Landlord is obligated to supply in or about the Premises (collectively "Untenantable Condition") and such Untenantable Condition shall not be caused by any circumstance referred to in Article 12, Force Majeure or by any negligence or misconduct of Tenant or its officers, contractors, licensees, agents, employees, guests or visitors, and as a result of the Untenantable Condition, (i) Tenant is precluded from using the whole or any material part of the Premises (the "Untenantable Premises") due to the fact that the Premises or a part thereof are untenantable for a period in excess of ten (10) consecutive Business Days in any one instance (commencing after written notice from Tenant to Landlord of the Untenantable Condition as provided for herein), (ii) Tenant shall vacate the Untenantable Premises and cease doing business therein; and (iii) Tenant shall give notice to Landlord of the facts set forth in (i) and (ii) above making specific reference to this rent abatement provision, then in such event, the portion of the Basic Rent and Additional Rent allocable to the Untenantable Premises shall be fully abated for the period commencing on the eleventh (11th) consecutive Business Day after all the conditions set forth in (i),
         (ii) and (iii) above shall first be satisfied and ending on the date the Untenantable Premises shall be rendered usable and Landlord shall have given notice thereof (or the date Tenant shall re-occupy the Untenantable Premises for conduct of its business, if earlier). This
         Section 7.7 shall act as a waiver of any right to which Tenant is otherwise entitled by law to claim a constructive eviction by reason of Landlord's failure to provide supply such Essential Services. Landlord shall be responsible to repair any Essential Services which it is required to supply to the Tenant to the extent provided in Section 7.1 hereof.

                                   ARTICLE 8
                                REAL ESTATE TAXES

8.1 DEFINITIONS. For purposes of this Section 8.1, the following terms shall have the respective meanings set forth below:

                  (a) "Taxes" shall mean the aggregate amount of all real estate and personal property taxes and any general or special assessments and any betterment assessments (exclusive of penalties thereon and penalty interest but inclusive of interest on assessments payable in installments) assessed or imposed upon with respect to the Tax Parcel for any Tax Year. There shall be excluded from Taxes all income, estate, succession, inheritance, transfer and franchise taxes imposed upon Landlord or in connection with the Tax Parcel; provided, however, that if at any time during the Lease Term the method of taxation of real estate shall be changed and as a result of any other tax or assessment, however denominated and including, without limitation, any franchise, income, profit, use, occupancy, gross receipts or rental tax shall be imposed upon Landlord or the owner of the Tax Parcel, or the rents or income therefrom, in substitution for or in addition to, in whole or in part, any of the taxes or assessments listed in the preceding sentence, such other tax or assessment shall be included in and deemed a part of the Taxes but only to the extent that the same shall be payable if the Tax Parcel were the only real estate owned by Landlord. The amount of any special assessments for public improvements or benefits to be included in Taxes for any Tax Year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the installment due in respect of such Tax Year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installment).

                  (b) "Tax Year" shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by applicable governmental authority as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Lease Term.

                  (c) "Tax Expenses" shall mean all expenses, including, without limitation, reasonable attorneys' fees and disbursements and experts' and other witnesses' fees, incurred by Landlord in seeking in good faith to reduce the amount of any assessed valuation of the Tax Parcel, in contesting the amount or validity of any Taxes, or in seeking a refund of Taxes.

8.2 TENANT'S SHARE OF TAXES. From and after the Commencement Date, if the Taxes for any full Tax Year falling within the Lease Term shall exceed the Base Taxes, or if, in the case of a Tax Year only a fraction of which is included in the Lease Term, an amount of the Taxes for such Tax Year multiplied by such fraction exceeds the Base Taxes multiplied by such fraction (the amount of such excess in either case being hereinafter referred to as the "Tax Excess"), then Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Tax Excess and Tax Expenses, provided that Tenant shall not be required to pay Tenant's share of Taxes due for the period from the Commencement Date, to and including June 30, 2000, until July 1, 2000, the date on which Base Taxes shall first be determinable. Tenant's Proportionate Share of the Tax Excess and Tax Expenses for each Tax Year shall be payable in monthly installments as follows:

                  (a) Subject to the proviso in the first sentence of this
         Section 8.2, estimated payments by Tenant on account of Taxes and Tax Expenses shall be made on the first day of each and every calendar month during the Lease Term, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time Taxes and Tax Expenses are due with a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes and Tax Expenses for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes and Tax Expenses, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes and Tax Expenses (or refund such overpayment within thirty (30) days if the Lease Term has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Taxes and Tax Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                  (b) If the Taxes for any Tax Year shall equal or be less than the Base Taxes, Tenant shall not be obligated to make any payments to Landlord pursuant to this Section 8.2 in respect of a Tax Excess for such Tax Year, but in no event shall Tenant be entitled to any refund or reduction in the Basic Rent by reason of such fact.

                  (c) It is understood that the provisions of this Section 8.2 are based upon the method of payment of real property taxes in effect at the date of this Lease, to wit, in quarter-annual installments in advance on the first day of February, May, August and November of each Tax Year. If such method of payment is hereafter changed, Landlord shall have the right to change the method by which Tenant pays Tenant's Proportionate Share of a Tax Excess and Tax Expenses to a method of periodic payments which provides Landlord with the full payment of Tenant's Proportionate Share of such Tax Excess and Tax Expenses in respect of any installment of Taxes by the date on which such installment becomes due.

8.3 REFUND OF TAXES. Only Landlord shall have the right to institute tax abatement, reduction or other proceedings to reduce the Taxes assessed against the Tax Parcel. Should Landlord be successful in any such proceeding and obtain a refund for any Tax Year or Years in respect of which Tenant shall have made a payment to Landlord, pursuant to Section
         8.2 hereof, Landlord shall credit Tenant's Proportionate Share of such refund (or, in the case of a refund of Taxes for a Tax Year, only a fraction of which is included in the Lease Term, such fraction thereof) against the monthly installment or installments of Basic Rent next falling due under this Lease, or if the Lease Term has expired and Tenant has no further obligations to Landlord, such amount shall be refunded by Landlord to Tenant within thirty (30) days. In calculating the amount of any such credit or payment, Landlord shall have the right to deduct from such refund all Tax Expenses incurred by Landlord in obtaining the same. The provisions of Article 8 shall survive the expiration of the Lease Term.

                                   ARTICLE 9
                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article 9, the following terms shall have the respective meanings set forth below:

                  (a) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year, any part or all of which falls within the Lease Term.

                  (b) "Base Operating Expenses" shall mean the actual Operating Expenses incurred for the calendar year ending December 31, 1999 (excluding the cost of providing convenience electricity to those portions of the Building leased or intended to be leased to tenants), subject to the provisions of the second sentence of Section 9.1(d), and provided that, if during any portion of the calendar year ending December 31, 1999, less than all of the Building and the building on the site to be known as 880 Winter Street (the construction and completion of which are assumed for purposes of extrapolating Base Operating Expenses herein) are occupied by tenants or, if Landlord was not supplying all tenants with the services being supplied to the Tenant hereunder, then the Operating Expenses actually incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Expenses that would have been incurred if the Building and the building on the site to be known as 880 Winter Street (the construction and completion of which are assumed for purposes of extrapolating Base Operating Expenses herein) were fully occupied and such services were being supplied to all tenants. Such extrapolated Operating Expenses shall, for all purposes hereof, be deemed to be the Base Operating Expenses hereunder.

                  (c) "Tenant's Proportionate Share" shall be a fraction, (i) the numerator of which is the Premises Rentable Area, and (ii) the denominator of which is the Building Rentable Area multiplied by 0.95.

                  (d) "Operating Expenses" shall mean the aggregate of (i) 100% of Building Operating Expenses and (ii) 45% of Common Site Operating Expenses, and subject to such percentage allocation, includes all costs and expenses paid or incurred by or on behalf of Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Building and the Site all as set forth in EXHIBIT E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses for any Operating Year during all or any part of which such work or service is not so furnished by Landlord shall be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. In determining the amount of Operating

         Expenses for any Operating Year, if less than ninety-five percent (95%) of the Building Rentable Area shall have been occupied by tenant(s) at any time during such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the Operating Expenses which would normally be expected to have been incurred had such occupancy been ninety-five percent (95%) throughout such Operating Year.

                  (e) "Building Operating Expenses" for any Operating Year shall mean all Operating Expenses incurred in respect of the Building, exclusive of Common Site Operating Expenses, for such Operating Year.

                  (f) "Common Site Operating Expenses" for any Operating Year shall mean all Operating Expenses, exclusive of Building Operating Expenses, incurred in respect of common facilities located on the Site which service all buildings (including the Building) from time to time located on the Site including, without limiting the generality of the foregoing, property management fees and expenses, common roadways, common driveways, non-exclusive parking areas, utility lines and equipment, drainage areas and related fixtures and equipment, and any other similar improvements constructed on the Site, whether above or below ground, which Landlord is required by any agreement entered into in connection with the construction of the Building to operate or maintain or to contribute to the cost of the operation or maintenance thereof to the extent such expenses are payable with respect to the buildings on the Site owned by Landlord or its affiliates.

9.2      EXCESS OPERATING EXPENSES.

                  (a) In the event that, for any Operating Year, Operating Expenses shall exceed Base Operating Expenses, then Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Proportionate Share of such excess Operating Expenses, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Lease Term ends.

                  (b) Estimated payments paid by Tenant on account of excess Operating Expenses shall be made on the first day of each and every calendar month during the Lease Term commencing January 1, 2000, in the fashion herein provided for the payment of Basic Rent.

         The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof having exercised reasonable efforts and care to ensure invoices for Operating Expenses reflect actual services provided. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating

Expenses (or refund such overpayment within thirty (30) days if the Lease Term has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

9.3      TENANT'S AUDIT RIGHTS. (a) If Tenant shall so request, within ninety
         (90) days after receipt of any accounting required to be presented by Landlord hereunder, Landlord shall permit Tenant, at Tenant's expense and during normal Business Hours, to review at Landlord's office Landlord's invoices relating to Operating Expenses for the Operating Year in respect of which such accounting was prepared for the purpose of verifying any accounting that Landlord is required to give hereunder, provided that Tenant shall be limited to one such audit right per calendar year. Any such request shall be accompanied by a statement setting forth, in reasonable detail, the particular respects which Tenant disputes or questions such accounting. In making any such examination, Tenant agrees, and shall cause its auditors, accountants and any other employees, agents or contractors having access to such information to agree, to keep strictly confidential (i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such examination, including without limitation the nature of any dispute in respect of Operating Expenses and the nature or details of any settlement thereof; and Tenant will confirm and cause its auditors, accountants, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. Tenant's review shall be conducted only by an auditor or accountant of a nationally recognized auditing or accounting firm and not by any party compensated by Tenant on a contingency fee arrangement. If Tenant shall not request any such review within the ninety (90)-day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive.

                  (b) If such dispute has not been resolved by agreement within thirty (30) days after Tenant's notice to Landlord of such dispute as provided in Section 9(a), then Tenant may, within thirty (30) additional days after the expiration of the first such thirty (30)-day period, submit the matter to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a certified property manager in buildings similar to the Building and in the same general location and market. If Tenant shall fail to submit the matter to arbitration within such additional thirty (30)-day period, then Landlord's accounting shall be conclusively deemed to be correct. Any decision by an arbitrator shall be final and binding on the parties. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith credit the amount overpaid by Tenant against amounts subsequently coming due on account of Operating Expenses. Each party shall bear one-half (1/2) of the cost of such arbitrator. If the arbitrator determines that Landlord has overcharged Tenant by more than five percent (5%) with respect to the Tenant's Proportionate Share of excess Operating Expenses, Landlord shall pay the cost of such audit and shall refund the amount of the excess Operating Expenses which were overcharged to Tenant within thirty (30) days.

                  (c) During the pending of any examination by Tenant pursuant to Section 9(a) and pending resolution by agreement or arbitration pursuant to Section 9(b), Tenant shall make any payments claimed by Landlord to be due on account of Operating Expenses, such payment to be without prejudice to Tenant's position.

                                   ARTICLE 10
                             INDEMNITY AND INSURANCE

10.1 TENANT'S INDEMNITY. (a) Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents, contractors or employees, Tenant agrees to indemnify and save harmless Landlord, its members, agents, contractors and employees from and against all claims, loss, cost, damage or expense asserted by or on behalf of any person, firm, corporation or public authority of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring elsewhere (other than on the Premises) in or about the Building or the lots on which the Building is located to the extent that such accident, damage or injury results from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Lease Term and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof by counsel of the insurer (if such claim is covered by insurance) or otherwise by counsel reasonably satisfactory to Landlord, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

                  (b) Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results from an act or omission on the part of Landlord or Landlord's agents, employees, invitees or contractors, occurring after the date of this Lease until the end of the Lease Term. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof by counsel of the insurers (if such claim is covered by insurance) or by counsel reasonably satisfactory to Tenant, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.2 GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1(a). Each such policy shall be issued by one or more insurers in a financial size category of not less than XIV and with general policyholders rating of not less than A as rated in the most current available "Bests" insurance reports, or the then equivalent thereof, and licensed to do business in the Commonwealth of Massachusetts and authorized to issue such policies. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the foregoing requirements. Each policy of insurance procured by Tenant shall contain endorsements providing that
         (i) such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice to Landlord and such designees, (ii) written on an "occurrence" basis, and (iii) in at least the amounts of the Initial General Liability Insurance specified in Section 1.2 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the lots on which the Building is located as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents, contractors or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property, Tenant's Alterations and any paneling or other wall finishings or coverings other than normal painting. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any Alterations installed by Tenant pursuant to
         Section 5.2, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Lease Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 CERTIFICATES OF INSURANCE. On or prior to the time Tenant and/or its contractors enter the Premises in accordance with this Lease and thereafter not less than thirty (30) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Section 10.2 issued by the respective insurers, or insurance company certificates of such policies setting forth in full the provisions thereof and issued by such insurers, shall be delivered by Tenant to Landlord.

10.5 INJURY CAUSED BY THIRD PARTIES. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise.

10.6     WAIVER OF SUBROGATION.

                  (a) Landlord and Tenant shall each endeavor to secure an appropriate clause in or an endorsement to each property insurance policy obtained by it and covering the Property, the Building, the Premises, Tenant's Alterations, or Tenant's Removable Property, as applicable, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon demand, and if such party shall fail or refuse to pay any such charge within thirty (30) days of demand therefor, such party shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other.

                  (b) Subject to the foregoing provisions of this Section 10.6 and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other and its members, partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease with respect to any claim, including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rentable value or business interruption, as the case may be) occurring during the Lease Term which could be covered under an all-risk full replacement cost insurance policy, whether or not actually obtained.

                                   ARTICLE 11
                          LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHT OF ENTRY. Landlord and Agent shall have the right, without being deemed thereby to evict Tenant from the Premises or any part thereof or otherwise to violate any of the terms of this Lease or any of Tenant's rights hereunder, (a) to enter and pass through the Premises or any part or parts thereof (i) by appointment, such appointment not to be unreasonably withheld or delayed, to examine the Premises and to show them to prospective or existing mortgagees, purchasers or tenants of any part of the

         Building, (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities,
         (iii) at such times as such entries shall be required by circumstances of emergency affecting the Premises or the Building, provided that in such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility company which is concerned, and (b) to take all materials into and upon the Premises which may be required for any repairs, changes or maintenance and to store the same therein for a reasonable time as reasonably required in connection with the completion of such repairs, changes or maintenance. Landlord's rights under this Section 11.1 shall be exercised in such manner as to create the least practicable interference with Tenant's use of the Premises; provided, however, that the foregoing shall not obligate Landlord to perform any work outside of Business Hours on Business Days. Except in the case of an emergency or if otherwise impracticable under the circumstances, any entry on the Premises by Landlord pursuant to this Section 11.1 shall be made after reasonable notice to Tenant.

11.2 LANDLORD'S RIGHT TO CHANGE ENTRIES, ETC. Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change the arrangement or location of lobbies, entrances, passageways, doors, doorways, stairways, elevators, corridors and other like portions of the Building outside of the Premises, provided that such change does not interfere with Tenant's access to the Premises.

11.3 EXCAVATION. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction, license to enter the Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning or otherwise. Such rights shall be exercised in such manner as to create the least practicable interference with Tenant's use of the Premises; provided, however, that the foregoing shall not obligate such person to perform any work outside of Business Hours on Business Days. In the event that such excavation or construction renders the Premises wholly untenantable, and Tenant shall vacate the Premises and cease doing business therein as a result thereof, Basic Rent and Additional Rent shall be abated for the period during which Tenant has vacated the Premises and such untenantable condition remains in effect. This Section 11.3 shall act as a waiver of any right to which Tenant is otherwise entitled by law to claim a constructive eviction by reason of such untenantable condition.

                                   ARTICLE 12
                           FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises and/or the building systems which service the Premises, including the HVAC system, shall be damaged by fire or casualty or if a portion of the Building other than the Premises shall be damaged by fire or casualty such that the Tenant does not have reasonable access to the Premises or if the common areas of the Building systems are substantially damaged by fire or other casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD'S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety
         (90) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor plus the amount of any deductible under such property damage insurance. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5 LANDLORD'S INSURANCE. Landlord agrees to maintain in full force and effect, during the Lease Term, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Building is located, provided that in no event shall Landlord be required to carry other than general commercial liability fire and extended coverage insurance or insurance in amounts greater than full replacement cost of the Building. Landlord may satisfy such insurance requirements by including the Building in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Building shall fulfill the foregoing requirements.

                                   ARTICLE 13
                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay Basic Rent or Additional Rent hereunder when due and such failure shall continue for three (3) full Business Days after written notice to Tenant from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
                           (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (vii) If: (y) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (z) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

                  (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.Css.101, et seq., If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

                  (i) files a motion to assume the Lease with the appropriate court;

                  (ii) satisfies all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                           (A) cures all Defaults of Tenant under this Lease or provides Landlord with Adequate Assurance (as defined below) that it will
                                    (y) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (z) cures all non-monetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

                           (B) compensates Landlord and any other person or entity, or provides Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                           (C) provides Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                           (D) delivers to Landlord a written statement that the conditions herein have been satisfied.

                  (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

                  (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and non-monetary defaults under the Lease within the periods set forth in paragraph (b) above.

                  (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Taxes and Operating Expenses, computed in accordance with Articles 8 and 9;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Taxes and Operating Expenses, computed in accordance with Articles 8 and 9 hereof;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease; and

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

                  (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

                  (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions. which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness;

                  (g) If this Lease shall have been terminated as provided in this Article 13, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

                  (h) In the event of any termination, Tenant shall pay the Basic Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Lease Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (y) the Basic Rent, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, Alteration costs and expenses of preparation for such reletting; and (z) if, in accordance with Section 4.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the

         Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 4.1(a). Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (z) above to Landlord upon such termination.

                  (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Lease Term of this Lease if the same remained in effect), over the then fair net rental value of the Premises for the same period.

                  (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable Alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such Alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

                  (k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

                  (l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

                  (m) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any default or Default of Tenant hereunder, shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Except as otherwise expressly provided in herein to the contrary, Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty
         (30) days (except in the case of an emergency, in which event Landlord shall commence the performance of such obligations, as promptly as practicable under the circumstances), or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to the Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

                  (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Additional Rent and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

                  (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's contractors, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly, provided Landlord shall use reasonable efforts to minimize interference with Tenant's business.

                  (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

                  (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any expenses reasonably incurred by Landlord (including, without limitation, legal fees and costs, if any) in connection therewith.

                  (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal Business Hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

                  (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

                  (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which accrue after the date of such transfer (and, to the extent assumed by any transferee in writing, covenants and obligations hereunder which have accrued prior to the date of such transfer), and such transferee shall be deemed to have assumed all prospective covenants and obligations hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by reasonable rules and regulations from time to time established by Landlord ("Rules and Regulations") to the extent such Rules and Regulations are not in conflict with the terms of this Lease, it being agreed that such Rules and Regulations will be established and applied by Landlord in a nondiscriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in EXHIBIT F hereto.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, ONLY such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article 6 hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Lease Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, demands, consents or approvals shall or may be given either to Landlord or to Tenant, such notice, demand, consent or approval shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier service (next Business Day delivery):

         If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Asset Manager, Eric B. Sheffels," with a copy to Peter Van, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

         If intended for Tenant, addressed to Tenant at Tenant's Original Address, attention: Paul McDermott with a copy to Tenant's General Counsel at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

         All such notices, demands, consents or approvals shall be effective when deposited in the United States Mail within the Continental United States or with an overnight courier service, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect, provided that such holder enters into a written agreement (substantially in the form annexed hereto as EXHIBIT H or such other form as may then be customarily used by such holder) that, subject to such reasonable qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of Landlord hereunder pursuant to such mortgage, ground lease or other encumbrance, so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease and such holder shall assume Landlord's obligation under the Lease accruing after Landlord's foreclosure of its mortgage or its taking of possession of the Premises for the purpose of foreclosing. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may reasonably request.

14.16 STATUS REPORT; FINANCIAL STATEMENTS. Recognizing that both parties may find it necessary to establish to third parties such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Within sixty (60) days after the end of each fiscal year of Tenant, Tenant shall furnish Landlord with financial statements of Tenant in form and substance reasonably satisfactory to Landlord.

14.17 SECURITY DEPOSIT. If, in Section 1.2 hereof, a security deposit is specified, Tenant, at its expense, shall deliver to Landlord, on the date of execution and delivery of this Lease, a clean, irrevocable Letter of Credit issued by and drawn upon any commercial bank acceptable to Landlord with a banking office in Boston or New York (hereinafter referred to as the "Issuing Bank") which Letter of Credit shall (i) name Landlord as beneficiary thereof, (ii) have a term of not less than one (1) year, (iii) be in the original amount equal to $550,000 and subject to reduction as provided in Section 1.2 hereof, and (iv) otherwise be in form and content satisfactory to Landlord. The Letter of Credit shall, in any event, provide that:

                  (1) The Issuing Bank shall pay to Landlord an amount up to the face amount of the Letter of Credit upon presentation of a statement from Landlord that a Default of Tenant has occurred, specifying the nature of such Default and a demand for payment in the amount to be drawn and notice of such presentation shall be delivered simultaneously to Tenant;

                  (2) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each and shall have a final expiry date of not earlier than January 31, 2005, unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord both by Federal Express or another recognized national or regional courier and by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                  (3) Landlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a demand for payment draft only, to draw upon the Letter of Credit and receive the proceeds thereof (which shall be held by Landlord as a cash deposit pursuant to the terms of this
         Section 14.17 pending the replacement of such Letter of Credit or applied as permitted by the terms of this Section 14.17); and

                  (4) Upon Landlord's sale or other transfer of the Building, or Landlord's interest therein, or a leasing of the Building, the Letter of Credit shall be transferable by Landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Letter of Credit. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit and shall pay any transfer fees of the Issuing Bank.

         Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Letter of Credit or proceeds thereof and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. If Landlord determines that the financial condition of the Issuing Bank has so declined as to cause concern that the Issuing Bank may not honor a draw on its Letter of Credit and provides Tenant with notice of the same, Tenant shall promptly obtain a replacement Letter of Credit complying with the terms hereof from another commercial bank acceptable to Landlord.

         Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall promptly deposit with Landlord the amount applied to be held as security hereunder or obtain a replacement Letter of Credit in such amount conforming with the other requirements of this Section 14.17.

         Provided that no Default of Tenant then exists, Tenant may, in each Lease Year of the Lease Term beginning with the Lease Year commencing June 15, 2000, substitute for the Letter of Credit then held by Landlord, a replacement Letter of Credit in the amount required to be posted as a Security Deposit for the next succeeding Lease Year as set forth in Section 1.2 hereof, it being understand that Landlord shall not be obligated to return any Letter of Credit in its possession until Tenant has delivered a substitute Letter of Credit in the amount required pursuant to Section 1.2 hereof for such applicable Lease Year. Provided Landlord has had delivered to it by Tenant a substitute Letter of Credit in the applicable amount and otherwise conforming with the other requirements of this
Section 14.17, Landlord shall immediately return to Tenant any Letter of Credit for which replacement or substitution has been made by Tenant in accordance with this Section 14.17.

         Provided that no Default of Tenant then exists, Landlord shall return the Letter of Credit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds as a cash deposit the proceeds resulting from a draw having been made upon the Letter of Credit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the cash deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over and receipt of such cash deposit is acknowledged by Landlord's grantee, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this
Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such cash deposit, whether or not it succeeds to the position of Landlord hereunder, unless such cash deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to three percent (3%) over the base rate in effect from time to time at Fleet National Bank, as an additional charge. Any payment of Basic Rent, Additional Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to three percent (3%) over the base rate in effect from time to time at Fleet National Bank from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Lease Term shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Basic Rent then in effect plus Additional Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Lease Term, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all Alterations made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy or as otherwise provided in Section 5.2; and shall repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Lease Term shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.21 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker who shall be paid by Landlord).

14.22 Y2K INDEMNIFICATION. Landlord represents to Tenant that it (a) has initiated a review and assessment of all areas within its and its respective affiliates' businesses and operation (including those affected by their respective suppliers and vendors) that could be adversely affected by the Year 2000 Problem (hereinafter defined), (b) has developed a plan and time line for addressing the Year 2000 Problem on a timely basis and is following such plan and timetable, (c) has no reason to believe that any of its and its respective affiliates' businesses or operations (including those affected by their respective suppliers and vendors) related to the ownership, management, operation and maintenance of the Building will be adversely impacted by the Year 2000 Problem, and (d) it and its affiliates' are Year 2000 Compliant (hereinafter defined). "Year 2000 Problem" means the risk that computer applications used by Landlord and its affiliates (and their respective suppliers and vendors) may be unable to recognize or properly perform date-sensitive functions involving certain dates prior to, or any date after, December 31, 1999. "Year 2000 Compliant" means that all computer applications used by Landlord and its affiliates related to the ownership, management, operation and maintenance of the Building are able to avoid the Year 2000 Problem.

14.23 SIGNAGE. Tenant shall not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Tenant, at its sole expense, shall be permitted to place signs, corporate logos or lettering on the entry doors to the Premises and within the Premises provided such signs conform to building standards adopted by Landlord in its reasonable discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the signs to be places on such entry doors. Landlord agrees, however, to maintain, at Landlord's expense and in accordance with Building Standards adopted by Landlord in its sole discretion, a tenant directory in the lobby of the Building and, if the Landlord has installed Tenant directories on each floor of the Building, in the third floor's elevator lobby, in which will be placed Tenant's name and the location of the Premises in the Building.

14.24 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

         LANDLORD:         890 WINTER STREET, L.L.C.

                           By:  Winter Street OpCo, L.L.C., its managing member

                                By: Leggat McCall Opportunity Investors, LLC, its managing member

                                By:  LM Opportunity Principals LLC,
                                     its managing member

                                     By: /s/ Eric B. Sheffels
                                         ----------------------------------
                                         Name:  Eric B. Sheffels
                                         Title: Authorized Member

         TENANT:           FIREPOND, INC.

                           By: /s/ SIGNATURE ILLEGIBLE
                               --------------------------------------------
                                   Vice President/CFO

                           By: /s/ Thomas F. Carretta
                               --------------------------------------------
                                   Secretary

                                    EXHIBIT A

                             FLOOR PLANS OF PREMISES

                                    [Diagram]

                                    EXHIBIT B

                                    SITE PLAN

             [Site Plan should show both 880 and 890 Winter Street]

                                    [Diagram]

                                    EXHIBIT C

                              TENANT'S WORK LETTER

         This Exhibit C and the provisions of the Lease (subject to the last sentence of Section 3.3 of the Lease and Section 7.6 of the Lease) set forth the terms and provisions which shall govern the performance of Tenant's Work (as hereinafter defined).

1.       DEFINITIONS

         As used in this EXHIBIT C, all capitalized terms shall have the same meanings as defined in the Lease unless otherwise defined herein. In addition, the following terms shall have the following respective meanings:

         A. "Tenant's Work" shall mean the work to be performed by Tenant in preparing the Premises for Tenant's occupancy.

         B. "Plans" shall mean complete plans, working drawings, specifications and information necessary for the performance of Tenant's Work.

         C.       "Tenant's Work Rules" shall have the meaning provided in
Section 2 hereof.

         D.       "Landlord's Contribution" shall have the meaning provided in\
Section 15A hereof.

         E. "Tenant's Dumpster Location" shall have the meaning provided in Section 8B hereof.

         F. "Notice Day" shall have the meaning provided in Section 10B hereof.

         G. "Requisition" shall have the meaning provided in Section 15A hereof.

2.       CONDITIONS TO PERFORMANCE OF TENANT'S WORK

         All Tenant's Work shall be performed subject to, and in accordance with the requirements of, Exhibit C-1 attached hereto, entitled "Tenant Construction Work at 890 Winter Street, Waltham, MA" (referred to herein as "Tenant's Work Rules"). Landlord agrees that:

         A. Wherever the consent or approval of Landlord or Landlord's Construction Representative (as defined in Section 1.2 of the Tenant's Work Rules) is required under the Tenant's Work Rules or hereunder, such consent or approval shall not be unreasonably withheld or conditioned. Landlord and Landlord's Construction Representative shall respond to any request for consent or approval under the Tenant's Work Rules or hereunder as promptly as possible based upon the nature of such request and, where specific time periods for consent or approval are set forth in the Tenant's Work Rules or hereunder, within such time periods.

         B. In enforcing the Tenant's Work Rules and in making common Building facilities (including, without limitation, elevators and loading docks) available to Tenant during the performance of Tenant's Work, Landlord shall act in a reasonable and nondiscriminatory manner.

Tenant shall cooperate, and shall cause its contractors to cooperate, with Landlord in a reasonable manner so that all tenants of the Building shall have access to and use of the Building's common facilities in an efficient and timely manner.

         C. All Tenant's Work shall be performed in compliance with: (i) all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, and governing insurance rating bureaus; and (iii) the approved (i.e. by Landlord) Plans for Tenant's Work. All Tenant's Work shall be performed in a first-class manner using Building Standard materials consistent with the first-class character of the Building.

3.       PREPARATION OF TENANT'S PLANS; PLAN REQUIREMENTS; APPROVAL BY LANDLORD

         (a) Tenant shall submit to Landlord, for Landlord's approval, complete Plans necessary for the performance of Tenant's Work.

         (b) The Plans shall be fully detailed and coordinated, shall show complete dimensions, shall have designated thereon all points of location and other matters required to perform Tenant's Work and shall consist of the final plans and specifications (including air-conditioning, ventilating, electrical, and plumbing design drawings and specifications) prepared by Tenant's licensed interior architect or designer and engineer approved by Landlord to describe the manner in which Tenant intends to finish the Premises. Each submission shall consist of three (3) sets of the relevant Plans. Notwithstanding the foregoing, Tenant may submit to Landlord for approval two separate submission of Plans at different times, one submission consisting of the architectural and structural Plans and the other submission consisting of the mechanical, electrical, plumbing and sprinkler Plans. Submissions shall identify changes from prior submissions. After approval by Landlord of any Plans, any changes thereto from time to time made by Tenant shall be approved by Landlord in accordance with subsection (c) below. All Plans shall comply with and conform to Landlord's existing plans for the Building and with all legal requirements relating to construction of the Building and/or the Premises. Upon request from Tenant from time to time Landlord will deliver to Tenant copies of the plans for the Building, at Tenant's cost if the requested plans have been previously delivered to Tenant.

         (c) Landlord's review and approval of Tenant's Plans shall be as to layout only and shall not be deemed to be an approval of the legality of the Plans, the cost of Tenant's Work, or whether the Plans will satisfy Tenant's needs. Subject to the preceding sentence, after approval by Landlord, the Plans shall not be changed or modified in any respect by Tenant in any way which affects the HVAC (on a Building-wide basis), plumbing, electrical or other systems of the Building, or the structure of the Building, without the further approval in writing by Landlord in accordance with this subsection (c) below. Landlord will not unreasonably withhold its approval of any Plans or any change or modification thereof. Landlord shall specify in reasonable detail any objections to any of such Plans or changes thereto, as the case may be. Provided that any such request shall specify that failure to disapprove the same within ten (10) Business Days shall be deemed approval thereof, failure to timely disapprove any such Plans or changes thereto shall, for all purposes of the Lease and this Exhibit C, be deemed to be approval thereof, in writing, by Landlord. No Tenant Work shall be commenced prior to the approval (or deemed approval) by Landlord of Plans therefor. Tenant shall have the right, subject to the terms and provisions of the

Lease and this Exhibit C, to perform Tenant's Work shown on any Plans, or any changes thereto, approved by Landlord.

4.       PERFORMANCE OF TENANT'S WORK; TENANT'S COST

         (a) Tenant shall complete Tenant's Work in accordance with the approved Plans. Except as provided in Section 15 hereof, Tenant's Work shall be completed at Tenant's sole cost and expense.

         (b) Tenant shall perform all of Tenant's Work by contracting separately with Landlord's contractor performing the Base Building Work (i.e., ADP Marshall, Inc.).

         (c) Upon completion of Tenant's Work, Tenant shall deliver to Landlord three (3) complete sets of Tenant's Plans, as changed, and shop drawings.

5.       LANDLORD COOPERATION WITH TENANT'S FILINGS FOR GOVERNMENTAL APPROVALS

         Landlord shall cooperate with Tenant, in such manner as Tenant may reasonably request, in connection with any filings which Tenant is required to make with appropriate governmental authorities in connection with the performance of Tenant's Work. Such cooperation shall include, without limitation, the prompt execution of all documents, instruments, and certificates as are reasonably required by such governmental authorities in connection with the performance of Tenant's Work.

6.       INTENTIONALLY DELETED

7.       COSTS CHARGEABLE TO TENANT IN CONNECTION WITH TENANT'S WORK

         Tenant shall pay to Landlord a construction management fee equal to two percent (2.0%) of Landlord's Contribution in connection with the review and approval by Landlord, or its designees, agents, representatives, employees, contractors or subcontractors, of any Plans, or changes thereto, prepared by Tenant.

8.       LOADING DOCKS

         A.       Subject to Building scheduling requirements in accordance with
Section 2B hereof and coordination with Landlord's Construction Representative and Landlord's general contractor performing the Base Building Work, and causes beyond Landlord's reasonable control, access to the Building loading docks will be made available to Tenant and Tenant's contractor seven (7) days per week, twenty-four (24) hours per day. Tenant shall pay to Landlord Landlord's then actual reasonable out-of-pocket costs to provide security to the Building loading docks during other than Business Hours. Notwithstanding the foregoing, in the event that any other contractor(s) performing substantial construction work in the Building uses the Building loading docks at any time during other than such Business Hours and during which Tenant shall also be using such Building loading docks, Landlord shall charge such contractors) for and to the extent of such usage. At all times that Tenant shall be using the Building loading docks during other than such Business Hours, Landlord shall maintain a log setting forth the times (if any) that each contractor performing substantial construction work in the Building uses the Building loading docks during other than such Business Hours, and Landlord shall cause each such contractor to sign time sheets with respect thereto. Tenant or its contractor shall also sign similar time sheets with respect to the use of the Building loading docks during other than such Business Hours.

         B. During Business Hours, Tenant shall have right to use two (2) dumpster locations ("Tenant's Dumpster Location") for the delivery and removal of Tenant's construction debris as follows: (i) at such times during Business Hours as Tenant's trash removal vehicles are picking up trash, Tenant may use both Tenant's Dumpster Locations (i.e., one for the full dumpster and one for the empty dumpster) simultaneously; and (ii) at all other times during Business Hours, one of such Tenant's Dumpster Locations shall remain vacant, Landlord hereby reserving the right to permit others to use such vacant Tenant's Dumpster Location for normal Building deliveries. Tenant shall coordinate its use of the Tenant's Dumpster Locations with such Building deliveries during Business Hours, as reasonably directed by Landlord's Construction Representative.

         C. All deliveries (whether incoming or outgoing) may be subject to reasonable inspection.

9.       TRASH DISPOSAL; GARBAGE

         A. All construction and related debris, trash and garbage shall be disposed of only in Tenant's dumpsters as provided in Section 8 above. Tenant shall be responsible for pest and vermin control arising out of or caused by the performance of Tenant's Work and/or the disposal of such debris, trash and garbage.

         B. Portable trash containers shall be stored by Tenant's contractors in the portions of the Premises where Tenant is performing Tenant's Work.

10.      HVAC

         A. At Tenant's request, Landlord shall, at its expense during Business Hours, provide heat and air conditioning to the portions of the Premises in which Tenant's Work is being performed as shall be reasonably required for comfortable construction conditions.

         B. If Tenant requires heat or air conditioning during non-Business Hours, Tenant shall request the same by oral notice from any of Tenant's designated representatives to Landlord (which oral notice shall thereafter be promptly confirmed by Tenant in writing), given on before the applicable time on Notice Days (as hereinafter defined). Tenant shall advise Landlord in writing of the identity of Tenant's designated representatives who shall have the authority of requesting additional heat or air-conditioning services on behalf of Tenant. For purposes of this Section 10.B, "Notice Day" shall be defined as follows:

                  (i) in the case of non-holiday weekdays, at or before 5:00 p.m. on the same day for which service is requested;

                  (ii) in the case of weekend service, at or before 5:00 p.m. on the Friday immediately preceding such weekend; and

                  (iii) in the case of non-weekend holidays, at or before 5:00 p.m. on the last weekday Business Day immediately preceding such holiday.

Tenant shall pay for such non-business hour heat and air-conditioning at the rates then being charged by the applicable utility company.

         C. Tenant shall install, at its expense and subject to Landlord's prior written consent, temporary filters and/or other protective devices and measures to ensure that the Building's heat and air-conditioning system is not damaged by the performance of Tenant's Work.

11.      ACCESS

         A. All Tenant's construction employees, service vendors, vendor service contractors, technicians, delivery personnel, messenger and construction related personnel shall use the loading docks as the only means of ingress to and egress from the Building (unless otherwise mutually agreed to by Landlord and Tenant) and shall provide reasonable identification.

         B. Keys required for access to the Premises shall be provided to Tenant and Tenant's contractors.

         C. Except for access to the Building loading docks during Business Hours, access by Tenant and Tenant's contractors to any portion of the Building shall be permitted only with security provided by Landlord. Tenant shall pay to Landlord Landlord's then actual reasonable out-of-pocket costs to provide such security. All construction schedules provided by Tenant or Tenant's contractors to Landlord shall specify the portions of the Building through which, and the times when, access is required.

12.      SITE OFFICE

         A. Tenant or Tenant's contractor shall construct an appropriate site office for personnel and materials within the Premises.

         B. Subject to reasonable security requirements imposed by Landlord and causes beyond Landlord's reasonable control, access to the portions of the Premises in which Tenant's Work may be performed hereunder and the site office will be made available to Tenant and Tenant's contractors seven (7) days per week, twenty-four (24) hours per day.

13.      COORDINATION OF LANDLORD'S WORK AND TENANT'S WORK

         The parties acknowledge that both Tenant and Landlord may be performing work in the same areas. Therefore, the parties hereby agree to use all reasonable efforts to coordinate the scheduling and performance of such work so that each may prosecute such work in an efficient and timely manner.

14.      INSURANCE

         A. Prior to the commencement of Tenant's Work, Tenant shall deliver to Landlord a true copy of all insurance policies or certificates of insurance issued in conformity with Section 14B below, for the following insurance, which shall name Tenant as insured and (except with respect to the workers' compensation and disability insurance, described in clause (ii) below) Landlord, Landlord's Construction Representative, the Agent, and each ground lessor and mortgagee named in writing to Tenant as additional insureds, and which shall be kept in full force and effect during the term of this Agreement:

                  (i) commercial general liability insurance, such insurance to be on an occurrence basis and to insure against liability for bodily injury and death and for property damage occurring in, on or about the Premises with respect to Tenant Work, and the performance thereof, in an amount not less than $10,000,000 in the event of personal injury to any number of persons or damage to property arising out of any one occurrence, such insurance to include premises operations liability, independent contractor's coverage, products/completed operations for at least a period of three years beyond completion, broad-form comprehensive general liability endorsement, cross-liability and, if any operations to which the "XCU Exclusion" would be applicable, an endorsement that such operations are covered and the "XCU Exclusions" have been deleted;

                  (ii) workers' compensation and statutory disability providing statutory State benefits for all persons employed in connection with Tenant's Work at or in connection with the Premises; and statutory employer's liability; and

                  (iii) "all-risk" builder's risk insurance with respect to Tenant's Work and materials stored on the Premises or in the Building, written on a completed value, replacement cost basis. Such insurance shall be in an amount not less than ninety percent (90%) of the actual replacement cost of Tenant's Work and such materials, which replacement value shall be determined from time to time, and approved by the insurers, it being agreed that no omission on the part of a party to request any such determination shall relieve Tenant of its obligation to have such replacement value determined as aforesaid. Such insurance shall contain the waiver of subrogation or right for Tenant to waive its claims against Landlord, all in accordance with Section 10.6 of the Lease, and an endorsement stating that "permission is granted to complete and occupy".

         B. All insurance required pursuant to this Section 14 shall be effected with insurers in a financial size category of not less than IX and with a general policy holders ratings of not less than A-, as rated in the most current available "Bests" insurance reports, or the then equivalent thereof, authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Such insurance shall provide that such policy shall not be cancelled (including for non-payment of premium), allowed to lapse or modified to reduce coverage without at least thirty (30) days' prior written notice to each insured named therein.

15.      LANDLORD'S CONTRIBUTION

         A.       Subject to and in accordance with the terms of this
Section 15, Landlord shall contribute an amount ("Landlord's Contribution") of Twenty Nine Dollars ($29.00) per square foot of Total Rentable Area of the Premises towards the cost of Tenant's Work, inclusive of all architectural and design costs. Up to five dollars ($5.00) per square foot of Total Rentable Area of the Premises may be spent on architectural and engineering drawings, construction management fees, wiring/cabling expenses and moving costs. Provided that Tenant is not in default (beyond any applicable grace periods) under the terms of the Lease as of the time that Tenant submits to Landlord any Requisition (as hereinafter defined), Landlord shall pay Landlord's Contribution to Tenant by the twentieth (20th) day of each month so long as Tenant shall have submitted to Landlord, by the twenty-eighth (28th) day of the prior month, applications for payment and requisitions of Tenant and Tenant's architect and contractor(s) (using AIA requisition from G-702) for Tenant's Work performed to date (collectively, "Requisition"). Each Requisition shall be marked "Approved for Payment" and countersigned by Tenant and Tenant's architect and contractor(s) and shall be accompanied by written lien waivers for the portions of Tenant's Work paid to date and a reasonably complete description of Tenant's Work theretofore completed.

         B. Tenant shall, upon completion of Tenant's Work, provide to Landlord a reasonably detailed statement of all costs and expenses incurred or paid by Tenant in connection with Tenant's Work. Any unused portion of Landlord's Contribution shall be paid to Tenant within thirty (30) days of the submission by Tenant to Landlord of such statement.

                                   EXHIBIT C-1

           TENANT CONSTRUCTION WORK AT 890 WINTER STREET, WALTHAM, MA

                              RULES AND REGULATIONS

1.       DEFINITIONS

         1.1      Building:             890 Winter Street

         1.2      Landlord's
                  Construction
                  Representative:       Leggat McCall Properties LLC, or such
                                        other Construction Representative as
                                        Landlord may designate, from time to
                                        time.

         1.3      Consultant:           Any architectural, engineering or design
                                        consultant engaged by Tenant in
                                        connection with Tenant's Work.

         1.4      Contractor:           Any Contractor engaged by Tenant for the
                                        performance of any Tenant's Work, and
                                        any Subcontractor employed by any such
                                        Contractor.

         1.5      Plans:                As defined in Section 1B of Exhibit C.
                                        Plans must be prepared and stamped by
                                        professionals registered in MA.

         1.6      Business Hours:       Monday - Friday, 8:00 AM to 6:00 PM,
                                        holidays excluded, and on Saturdays from 9:00 A.M. to noon.

         1.7      Tenant:               Firepond, Inc.

         1.8      Tenant's Work:        Any alterations, improvements,
                                        additions, repairs or installations in
                                        the Building performed by or on behalf
                                        of Tenant prior to Tenant's receipt of a certificate of occupancy for the
                                        Premises.

         1.9      Tradesperson:         Any employee (including, without
                                        limitation, any mechanic, laborer, or
                                        tradesperson) employed by a Contractor
                                        performing Tenant's Work.

2.       GENERAL

         2.1 All Tenant's Work shall be performed in accordance with these Rules and Regulations.

         2.2 The provisions of these Rules and Regulations shall be incorporated in all agreements governing the performance of Tenant's Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

         2.3 Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant's Work shall be processed through Landlord's Construction Representative.

         2.4 The quality of construction will be consistent with that of a first-class office building in suburban Boston.

3.       PLANS

         3.1      Review and
                  Approval:                 See Section 3 of Exhibit C.

         3.2      Submission
                  Requirements:             a.       Tenant shall, at the
                                                     earliest possible time,
                                                     furnish to Landlord's
                                                     Construction Representative
                                                     three (3) sets of Plans
                                                     describing any Tenant's
                                                     Work.

                                            b.       The design manifested in
                                                     the Plans, if and to the
                                                     extent the portion of the
                                                     Premises to which such
                                                     Plans relate is visible
                                                     from the common areas or
                                                     exterior of the Building,
                                                     will be reviewed by
                                                     Landlord and shall comply
                                                     with its requirements so as
                                                     to avoid aesthetic or other
                                                     conflicts with the design
                                                     and function of the
                                                     Premises and of the
                                                     Building as a whole.

4.       PRECONSTRUCTION NOTIFICATION AND APPROVALS

         4.1      APPROVAL TO COMMENCE WORK

                  a. Tenant shall submit to Landlord's Construction Representative, for the approval of Landlord's Construction Representative, the names of all prospective Contractors prior to issuing any bid packages to such Contractors. Landlord has approved ADP Marshall, Inc. as Tenant's primary Contractor.

                  b. No Tenant's Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Paragraph 4.2 below have been received for the Tenant's Work in question and unless Landlord's Construction Representative has approved the matters set forth in Paragraph 4.2 below.

         4.2      COMMENCEMENT OF WORK

                  No Tenant's Work shall be performed unless, at least one week before any Tenant's Work is to begin, all of the following has been provided to Landlord's Construction Representative and approved. Landlord's Construction Representative shall respond to any request for approval by Tenant under this Section 4.2 as promptly as possible based upon the nature of such request. In the event that Tenant proposes to change any of the following, Landlord's Construction Representative shall be immediately notified of such change and such change shall be subject to the approval of Landlord's Construction
                  Representative:

                  a. Schedule for the work, indicating start and completion dates, material deliveries, any phasing and special working hours, and also a list of anticipated shutdowns of Building systems.

                  b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

                  c. Names and telephone numbers of the supervisors of the work.

                  d. Copies of all necessary governmental permits, licenses and approvals.

                  e. Proof of current insurance, to the limits set out in Exhibit C-1A to these Rules and Regulations, naming 890 Winter Street, L.L.C. and Leggat McCall Properties LLC as additional insureds.

                  f. To the best of Tenant's knowledge, notice of the involvement of any Contractor in any ongoing or threatening labor dispute which affects or may affect the Building.

                  g. Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

                  h. Tenant's safety program which shall be consistent with the Building's safety manual and requirements of local ordinances and officials.

         4.3      REPORTING INCIDENTS

                  All accidents, disturbances, labor disputes or threats thereof known to Tenant or its Contractors pertaining to the Building or Tenant's property and recordable under OSHA or the rules and regulations promulgated thereunder, as the same may be amended from time to time, shall be reported to Landlord's Construction Representative on the day when such event becomes known to Tenant or its Contractors. A written report must follow as soon as reasonably practicable and in any event within 72 hours.

5.       CONSTRUCTION SCHEDULE

         5.1      COORDINATION

                  a. Tenant and its Contractors, during the performance of Tenant's Work, shall use best efforts to minimize discomfort, inconvenience and annoyance to the other tenants and occupants of the Building and the public at large.

                  b. If any Tenant's Work requires the shutdown of risers and mains for electrical, mechanical, sprinkler, plumbing work, and fire alarm, such Tenant's Work shall be supervised by Landlord's Construction Representative. No Tenant's Work will be performed in the Building's mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of Landlord's Construction Representative.

         5.2      TIME RESTRICTIONS

                  a. Subject to Paragraph 5.1 of these Rules and Regulations, general construction work will generally be permitted at all times, including during Business Hours.

                  b. To the extent Special Work, as hereinafter defined, shall not be identified on a construction schedule previously approved by Landlord, Tenant shall provide Landlord's Construction Representative with at least seventy-two (72) hours notice before proceeding with Special Work and such Special Work will be permitted only at times agreed to by Landlord's Construction Representative during periods outside of Business Hours. Landlord shall use reasonable efforts to schedule the performance by Tenant of such Special Work on shorter notice. "Special Work" shall be defined as the following operations:

                           (1)      All utility disruptions, shut offs and
                                    turnovers;

                           (2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

                           (3) Activities resulting in excessive dust or odors, including demolition and spray painting; and/or

                           (4) Activities which would otherwise materially adversely affect occupants of the Building.

                  c. If coordination, labor disputes or other circumstances reasonably require, Landlord's Construction Representative may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.       CONTRACTOR PERSONNEL

         6.1      WORK IN HARMONY

                  a. All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the Rules and Regulations herein set forth as amended from time to time by Landlord.

                  b. Tenant shall not at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building. Landlord shall not, directly or indirectly employ, permit the employment or continue the employment of any contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any Contractors engaged by Tenant. The foregoing agreement by Landlord shall not apply to contractors engaged by Landlord to provide or perform services in or to the Building.

                  c. Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by Tenant, or should such Contractor be deemed by Landlord to have violated any applicable Rules or Regulations, and if the same shall be continuing for 24 or more hours after Landlord has given Tenant written notice thereof, Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to vacate the Premises and the Building, and to cease all further construction work therein.

         6.2      CONDUCT

                  a. While in or about the Building, all Tradespersons shall perform in a dignified, quiet, courteous, and professional manner at all times. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradesperson's proper behavior and conduct.

                  b. The Landlord's Construction Representative reserves the right, upon twenty-four (24) hours' written notice to Tenant, to require the removal of any person who, or any Contractor which, is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building or is materially adversely interfering with the work of others, unless such person or Contractor is performing Tenant's Work in accordance with a construction schedule previously approved by Landlord.

         6.3      ACCESS

                  a. Tenant shall require its Contractors to contact Landlord's Construction Representative prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Subject to reasonable security and scheduling requirements imposed by Landlord and causes beyond Landlord's reasonable control, access to the Building shall be provided to Tenant's Contractor twenty-four (24) hours per day, seven (7) days per week.

                  b. No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the Premises for which he has been employed, without the prior approval of Landlord's Construction Representative.

                  c. Tenant shall require its Contractors to obtain permission from Landlord's Construction Representative prior to undertaking work in any space outside of the Premises. This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected tenant and outside of Business Hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next Business Day.

                  d. Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant's Work shall be adequately protected by means of drop cloths or other appropriate measures. In addition, all Contractors shall be responsible for maintaining security to the extent reasonably required by Landlord's Construction Representative.

                  e. Temporary access doors for tenant construction areas connecting with a public corridor will be building standard, i.e., door frame hardware and lockset. A copy of the key will be furnished to Landlord's Construction Representative.

         6.4      SAFETY

                  a. All Contractors shall police ongoing construction operations and activities at all times, keeping the Premises orderly, maintaining cleanliness in and about the Premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the Premises.

                  b. All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances rules and regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

                  c. Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of Tenant. Costs for repairing such damage shall be charged directly to Tenant.

         6.5      PARKING

                  a. Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of Tenant.

                  b. The availability of parking in any parking areas of the Building is limited. Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by Landlord's Construction Representative.

7.       BUILDING MATERIALS

         7.1      DELIVERY

         All deliveries of construction materials shall be made at the predetermined times coordinated with Landlord's Construction Representative and shall be effected safely and expeditiously only at the location determined by Landlord's Construction Representative.

         7.2      TRANSPORTATION IN BUILDING

                  a. Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. To the extent available, elevators will be assigned for material delivery and will be controlled by the Building management. Tenant shall be responsible for costs in connection with the operation of elevators as provided in Section 6 of Exhibit C.

                  b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall clean all such areas daily. Particular care shall be paid to all public areas to avoid disruption, dangerous conditions and damage thereto. Protective measures shall include runners over carpet, padding in elevators and any other measures reasonably determined by Landlord's Construction Representative.

                  c. Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant. Charges for such damage will be submitted by Landlord directly to Tenant.

         7.3      STORAGE AND PLACEMENT

                  a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

                  b. No flammable, toxic or otherwise hazardous materials may be brought in or about the Building unless (i) prior notice is given to Landlord's Construction Representative, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. Notwithstanding the foregoing, normal construction materials which might otherwise be considered flammable, toxic, or hazardous may be brought into the Building, provided that the quantities of such materials are limited to the amount necessary to perform Tenant's Work, and further provided that such materials are handled by Tenant strictly in accordance with Tenant's approved safety program. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

                  c. All materials required for the construction of the Premises must conform with the Plans approved by Landlord, and must be installed in the locations shown on the drawings approved by Landlord.

                  d. All work shall be subject to reasonable supervision and inspection by Landlord's Construction Representative.

                  e. No material changes to approved Plans will be made without prior knowledge and approval of Landlord's Construction Representative.

                  f. All protective devices (e.g., temporary enclosures and partitions) and materials which protect public areas or areas occupied by other tenants, as well as their placement, must be approved by Landlord's Construction Representative.

                  g. It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

                  h. All new openings made through the floor slab for piping, cabling, etc. must be "fire stopped" in a manner consistent with all applicable codes and ordinances. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

         7.4      SALVAGES, WASTE REMOVAL AND CLEANING

                  a. All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by Landlord's

                           Construction Representative. The Building's trash compactor shall not be used for construction or other debris.

                  b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

                  c. Tenant's Contractor shall, prior to removing any existing installed item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify Landlord's Construction Representative that it intends to remove such item. Contractors shall use care to limit damage in the removal of such material and shall deliver any such items to Landlord's Construction Representative, unless such items shall be installed again as part of Tenant's Work. Such items will be delivered, without cost, to an area designated by Landlord's Construction Representative which area shall be within the Building.

                  d. Tenant's Contractor shall be responsible for maintaining the loading area, freight elevators, and related corridors in broom clean condition when such areas are being used by Tenant's Contractor. If such broom clean condition is not maintained, and such failure continues for 24 hours or more after written notice thereof to Tenant, Landlord may do so at Tenant's cost and expense.

8.       CABLING AND WELDING

         All cabling, welding and heat cutting shall be performed in accordance with Exhibit C-1B attached hereto.

9.       PAYMENT OF CONTRACTORS

         Tenant shall promptly pay the cost of all Tenant's Work so that the Premises and the Building shall be free of liens for labor or materials. If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall promptly discharge the same by payment or filing any necessary bond within 20 days after Tenant has first notice of such mechanic's lien.

10.      CONTRACTORS INSURANCE

         Prior to commencing any Tenant's Work, and throughout the performance of the Tenant's Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit C-lB attached hereto. Each Contractor shall, prior to making entry into the Building, provide Landlord with certificates that such insurance is in full force and effect.

11.      SUBMISSION UPON COMPLETION

         a. Upon completion of any Tenant's Work and prior to taking occupancy, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

         b. A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work. Such report shall be subject to Landlord's approval. If such report is not approved by Landlord, then Tenant shall, at its cost, submit to Landlord, for Landlord's approval, its proposal in writing of the steps which Tenant proposes to take to remedy such situation. Upon approval by Landlord of such proposal, Tenant shall, at its cost, take such steps and shall resubmit for Landlord's approval, a new air balancing report.

         c. Tenant shall submit to Landlord's Construction Representative "as-built" architectural plans on a CAD diskette and shall submit to Landlord's Construction Representative an "as-built" set of sepia drawings for all other design disciplines showing all items of Tenant's Work in full detail.

         d. Except to the extent there shall be a bona fide dispute between the parties in question, Tenant shall submit a general release for Tenant's Contractor including waivers of lien from all contractors and suppliers of material in formats approved by the Landlord.

                                  EXHIBIT C-1A

                     INSURANCE REQUIREMENTS FOR CONTRACTORS

         When Tenant's Work is to be done by Contractors in the Building, Tenant shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord's Construction Representative and Leggat McCall Properties LLC shall be named as additional insured parties on all certificates.

         Each Contractor and each Subcontractor shall, until the completion of the Tenant's Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following MINIMUM limits:

WORKERS' COMPENSATION
(including coverage for Occupational Disease)

                                                      LIMIT OF LIABILITY
Workers' Compensation                                 Statutory Benefits
Employer's Liability                                  $500,000

COMMERCIAL GENERAL LIABILITY
(including Contractual Liability assumed by the Contractor and the Tenant under Section 10.2 of the Lease)

                                                      LIMIT OF LIABILITY
Bodily Injury and Property Damage                     $2,000,000 annual general
                                                      aggregate per location
COMPREHENSIVE AUTOMOBILE LIABILITY
(including coverage for Hired and Non-owned Automobiles)

                                                      LIMIT OF LIABILITY
Bodily Injury and Property Damage                     $1,000,000 per occurrence

         Without limiting the foregoing, Tenant's General Contractor shall also procure and maintain at its expense an umbrella liability insurance policy with a minimum limit of liability of $5,000,000 annual general aggregate. Such umbrella policy shall name Landlord's Construction Representative and Leggat McCall Properties LLC as additional insured parties and shall be evidenced by an insurance certificate delivered to Landlord prior to construction.

                                  EXHIBIT C-1B

                        CABLING, WELDING AND HEAT CUTTING

1.       Installation of Cables

         1.1      Computer and Telephone Cables

                  1.1.1    LAYOUT

                           A layout of cables must be submitted to Landlord's
Construction Representative for
approval prior to installation.

                  1.1.2    INSTALLATION

                  a. Cables installed above the ceiling must be teflon coated or encased in metal conduit.

                  b.       Cables must be tagged and/or color coded.

                  c. Cables must be properly affixed to the framing above the duct work so that they are self-supporting. Do not fasten to light fixtures.

                  d. Cables must not sag and will be installed in the shortest possible runs.

                  e. Connections (connectors, splices, etc.) must be securely installed so that they will not pull apart if cable is accidentally touched or pulled.

         1.2      ELECTRICAL FLOOR OUTLET CABLES

                  1.2.1    LAYOUT

                           A layout of cables must be submitted to Landlord's
Construction Representative for
approval prior to installation.

                  1.2.2    INSTALLATION

                           a.       Cables must be tagged and/or color coded.

                           b. Runs will be as short and as free of slack as possible.

                           c. Cables are to be installed in Tenant's own ceiling then down partitions into the ceiling of the tenant below.

                           d. Cables must be properly secured so that they are self-supporting.

                           e. All connections (connectors, splices, etc.) must be located in Tenant's own space to avoid damage from below.

                           f. Cables must be secured with clamps where they pass through the floor to prevent connections from separating.

                           g. Where feasible, install cables above duct work and other materials in the ceiling.

2.       WELDING AND HEAT CUTTING WORK

         2.1 Welding and heat cutting activities as well as soldering and brazing shall be included in the "Special Work" category as defined in Paragraph 5.2(b) of the Construction Rules and Regulations. To the extent such Special Work shall not be identified on a construction schedule previously approved by Landlord, Tenant shall provide Landlord's Construction Representative with at least seventy-two (72) hours notice before proceeding and must be performed during periods outside of regular Business Hours. Landlord shall use reasonable efforts to schedule the performance by Tenant of such Special Work on shorter notice.

                  2.1.1    PERMITTING

                  The Contractor must obtain a permit from Landlord's Construction Representative before commencing work. See sample permit attached.

         2.2      PRECAUTIONS

                  Because welding and other hot work is a fire hazard, the Contractor must observe the following precautions and procedures:

                  a)    Sprinklers should be in service while work is underway.

                  b) Smoke detectors in the work area should be de-activated by Landlord's Construction Representative for the duration of the work. Landlord's Construction Representative will re-activate smoke detectors when the work is complete.

                  c) Combustible materials shall be located at least 35 feet from hot work operations and shall be covered with non-combustible materials.

                  d)    All flammable liquids and other hazards must be removed.

                  e) All floor and wall openings must be covered with non-combustible material.

                  f) Containers, tanks, ducts, etc. must be cleaned and purged of flammable vapors, liquids, dusts, etc.

                  g) A minimum of one multi-purpose 4A-2OBC rated portable fire extinguisher must be provided within 10 ft. of the work area. The extinguisher should be fully charged and have been properly serviced within the last year. It is the responsibility of the Contractor to provide fire extinguishers. Building extinguishers should not be used.

                  h) A fire watch should be maintained on the floor levels where the work was conducted plus, if and to the extent exposed, the next two floors below for at least one half hour after welding or burning has ceased. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.

                           WELDING AND BURNING PERMIT

                       (Work is not permitted unless this
                          card is filled in and posted
                                 in work area.)

DATE (of work)___________________________________________________________, 19__

BUILDING ______________________________________________________________________

TENANT ______________________________________ FLOOR ___________________________

CONTRACTOR ____________________________________________________________________

WORK TO BE DONE _______________________________________________________________

SPECIAL PRECAUTIONS ___________________________________________________________

FIRE WATCH REQUIRED ON LEVELS: ______, ______, _______, _______, _______, _____

Permission is granted for this work provided that the necessary precautions are taken (see back of permit)

PERMIT EXPIRES ________________________________________________________________

SIGNED ________________________________________________________________________
                                PROPERTY MANAGER

TIME STARTED ____________________________ COMPLETED ___________________________

LOCATION OF NEAREST FIRE PULL STATION _________________________________________

EMERGENCY PHONE NUMBERS:           FIRE DEPARTMENT ____________________________

                                   PROPERTY MANAGER ___________________________


                                 FINAL CHECK-UP

Work area and all adjacent areas where sparks might have spread were inspected for at least 30 minutes after the work was completed and no fire conditions were noted.

CONTRACTOR ____________________________________________________________________

PROPERTY MANAGER ______________________________________________________________

                                    EXHIBIT D

                                 Firepond, Inc.
                             8009 South 34th Avenue
                             Suite 1000, 10th Floor
                              Bloomington, MN 55425
                           _____________________, 1999

890 Winter Street, L.L.C.
c/o Leggat McCall Properties LLC
10 Post Office Square
Boston, MA 02109

         Re:      Firepond, Inc.
                  [Premises Rentable Area on the Third Floor]
                  890 Winter Street, Waltham, MA

Ladies and Gentlemen:

         Reference is made to that certain Lease, dated as of _____, 1999, between 890 Winter Street, L.L.C., as Landlord and Firepond, Inc., as Tenant, with respect to 890 Winter Street, Waltham, Massachusetts. In accordance with EXHIBIT C of the Lease, this is to confirm that the "Plans" referred to in
Section 3(a) of EXHIBIT C of the Lease, this is to confirm that the "Plans" referred to in Section 3(a) of EXHIBIT C are those plans and specifications prepared by __________, and described as follows:

        DATE                      TITLE                      #PAGES
        ----                      -----                      ------

         If the foregoing is in accordance with your understanding, would you kindly execute this letter in the space provided below, and return the same to us for execution by Landlord, whereupon it will become a binding agreement between us.

                                 Very truly yours,


                                 FIREPOND, INC.

                                 By: _______________________________

                                 Name: _____________________________

                                 Title: ____________________________

Accepted and Agreed:


890 WINTER STREET, L.L.C.

By:   Winter Street OpCo, L.L.C., its managing member

      By:   Leggat McCall Opportunity Investors, LLC,
            its managing member

            By:  LM Opportunity Principals LLC,
                 its managing member

                 By: ____________________________________
                     Name:  Eric B. Sheffels
                     Title: Authorized Member

                                    EXHIBIT E

                               OPERATING EXPENSES

         Without limitation, and subject to the percentage allocation set forth in Section 9.1, Operating Expenses shall include:

         1. All expenses incurred by Landlord, Landlord's agents or Landlord's affiliates which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord, Landlord's agents, or Landlord's affiliates pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property and the Site, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord or Landlord's affiliates, such compensation shall be suitably prorated among the Property and such other properties.

         2. The cost of services, utilities (other than the electricity furnished to the Premises pursuant to Section 7.5), materials and supplies (including taxes thereon) furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property and the Site, including without limitation fees, if any, imposed upon Landlord or Landlord's affiliates, or charged to the Property and/or the Site, by the state or municipality in which the Property is located on account of the need for increased or augmented public safety services and including, without limitation, the provision of the following services: cleaning and janitorial services to the Premises on Business Days, exterior window cleaning, water, elevator service, exterior maintenance, security, heating, ventilation and air-conditioning and utilities, including Base Building electricity.

         3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property or the Site, provided that, in the case of any such equipment used jointly on other property of Landlord or Landlord's affiliates, such costs shall be suitably prorated among the Property and such other properties.

         4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Suburban Route 128/Wellesley-Waltham area for similar properties, but in no event more than two and one-half percent (2.5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property and the Site, but excluding such fees and commissions paid in connection with services rendered for securing, preparing, or renewing leases or litigating disputes and for matters not related to the normal administration and operation of the Property.

         5. Premiums for insurance against damage or loss to the Building form such hazards as shall from time to time be generally required by institutional mortgagees in the Suburban Route 128/Wellesley-Waltham area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and general liability insurance.

         6. If, during the Lease Term, Landlord or Landlord's affiliates shall make a capital expenditure either (1) for the reasonably intended purpose of reducing Operating Expenses undertaken in good faith by Landlord based upon engineering or other information available to Landlord, upon which Landlord could reasonably conclude that the cost of such capital improvement(s) thereafter will, within a reasonable time, result in a reduction of Operating Expenses equal to or greater than the cost of such capital improvements, whether or not such a reduction does in fact occur, or (2) pursuant to a requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction or a mandatory (I.E., the failure to comply with any such requirement will result in the refusal of reputable insurers to issue any policy which Landlord is obligated to carry pursuant to this Lease or at other than commercially reasonable rates) requirement of any insurance carrier or insurance rating organization board, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

         7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly (i.e., other than by escalation payments) by tenants.

         8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

         9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property and the Site.

         The following costs and expenses shall be excluded from Operating
Expenses:

         1. Costs incurred in connection with the construction of the original Building improvements, except to the extent such costs are capital expenditures which will be amortized pursuant to Paragraph 6 above.

         2. The cost of defects in the construction, design or equipping of the Building which are wholly covered by a warranty or guaranty then in effect from the contractor or supplier responsible for such defect.

         3. Costs incurred in connection with the making of repairs which are the obligation of another tenant in the Building.

         4. Interest, fines or penalties for any late payments by Landlord not due to the act or neglect of Tenant or its agent.

         5. Legal fees incurred in connection with Landlord's noncompliance or violation of law.

         6. Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain.

         7. Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building.

         8. "Tenant allowances", "tenant concessions", workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior architecture fees for same.

         9. Costs of correcting defects, including any allowances for same, in construction of the Building (including latent defects) or equipment used therein (or the replacement of defective equipment), any associated parking facilities, or other improvements, or in the equipment used therein of which Landlord has been given notice by any tenant within two years of the Commencement Date.

         10. Depreciation, other "non-cash" expense items or amortization, except for amortization charges as provided for in inclusion item 6 above.

         11.      Costs of a capital nature, except as provided for in inclusion item 6 above, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied.

         12. Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

         13. Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons.

         14. Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Building, and/or any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Property that would not have been incurred but for such violation by Landlord, its employees, agents, and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Property.

         15. Penalties for late payment by Landlord, including, without limitation, taxes, equipment leases, etc.

         16. Costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

         17. Payments in respect of overhead and/or profit to any subsidiary or Affiliate (hereinafter defined) of Landlord as a result of a non-competitive selection process for services (other than the management fee) on or to the Property, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord of similar skill, competence and experience, on a competitive basis.

         18. Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes).

         19.      Taxes payable by Landlord other than Taxes.

         20. Real estate taxes allocable to the leasehold improvements of other tenants or occupants of the Building.

         21. Except for the management fee, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable as an operating expense in accordance with generally accepted accounting principles, consistently applied.

         22. Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building.

         23. Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, including, but not limited to, an observatory, beacon(s), broadcasting facilities (other than the Building's music system, and life support and security systems), helicopter pad, promotions, and displays, but specifically excluding costs incurred in installing, operating, maintaining and owning the cafeteria, the fitness center and related shower and locker facilities, the shared use conference center, the concierge, the kiosk and any other amenities normally found in comparable office buildings in the Waltham area.

         24. Advertising and promotional expenses incurred in connection with leasing of rentable areas in the Building.

         25. Costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, showing, promotion, and/or securing of same.

         26. Costs for which Landlord is compensated or reimbursed by insurance or other means of recovery to the extent the proceeds are compensation for expenses which previously were included in Operating Expenses for the years in which such proceeds were received.

         27        Costs of correcting or repairing defects in the Building
and/or any associated parking facilities, and/or equipment or the replacement of defective equipment to the extent that such costs are reimbursed under warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

         28. Costs of restoration or repair of the Building as a result of total or partial destruction or condemnation thereof.

         29.      Contributions to operating expense reserves.

         30.      Contributions to charitable organizations.

         31. Costs incurred in removing the property of former tenants and/or other occupants of the Building.

         32. Rental and any other expenses, including wages, salaries and benefits, and adjustments thereto, for Landlord's leasing offices.

         33. Consulting costs and expenses incurred by Landlord except to the extent same relate exclusively to the improved management or operation of the Building.

         34. The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building.

         35. Costs or fees relating to the defense of Landlord's title to or interest in the Property, or any part thereof.

         36. Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Building.

The term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control", as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term Affiliate shall include any person or entity controlling or controlled by or under common control with any managing member of Landlord or any managing member of Landlord's managing member.

                                    EXHIBIT F

                              RULES AND REGULATIONS

I.       The following regulations are generally applicable:

         1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings, curtains, blinds shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor places in the halls, corridors or vestibules.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

         5. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for manufacturing. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

         6. Tenant must, upon the termination of its tenancy, restore to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

         7. The Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and holidays all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

         8. The requirements of Tenant will be attended to only upon application at the Building Superintendent's Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

         9. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         11. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

         12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

         14. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing draperies when sun's rays fall directly on windows of Premises.

         15. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name of the Building.

         16. Any person desiring to use the health and fitness facility shall first execute and deliver to the Landlord a liability waiver form prepared by the Landlord.

II. The following regulations are applicable to any additions, Alterations or improvements being undertaken by or for Tenant in the Premises:

A.       GENERAL

         1. All Alterations to be made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

         2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations. Drawings are to be complete with full details and specifications for all of the Alterations.

         3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

         4. No work shall be permitted to commence without the Landlord being furnished with a valid permit and all other necessary approvals from agencies having jurisdiction.

         5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal Business Hours and Tenant shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work.

         6. All inquiries, submissions, approvals and all other matters shall be processed through the Building manager.

B.       PRIOR TO COMMENCEMENT OF WORK

         1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

                  (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

                  (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

                  (iii)    A properly executed building permit application form.

                  (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Tenant's Work Requirements as EXHIBIT G from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

                  (v) Contractor's and subcontractor's insurance certificates including an indemnity in accordance with the Insurance Requirements agreement.

         2.       Landlord will return the following to Tenant:

                  (i) Two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

                  (ii) Two fully executed copies of the Insurance Requirements agreement.

         3. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's Construction Representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

C.       REQUIREMENTS AND PROCEDURES

         1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

         2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

         3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

         4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's Construction Representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

         5.       Tenant's contractor shall:

                  (i) have a superintendent or foreman on the Premises at all times;

                  (ii) police the job at all times, continually keeping the Premises orderly;

                  (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

                  (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work:

                  (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

                  (vi)     avoid the disturbance of other tenants.

         6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

         7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

         8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

         9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

         10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

         11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

III. The following regulations shall be effective with respect to any plans or specifications that Tenant is required to prepare under the Lease:

         Whenever Tenant shall be required by the terms of the Lease to submit plans to Landlord in connection with any improvement or Alteration to the Premises, such plans shall include at least the following:

         1. Floor plan indicating location of partitions and doors (details required of partition and door types).

         2. Location of standard electrical convenience outlets and telephone outlets.

         3. Location and details of special electrical outlets; E.G., photocopiers, etc.

         4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

         5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

         6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

         7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

         8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

         9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

         10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

         11.      Location and weights of storage files.

         12.      Location of any special soundproofing requirements.

         13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

         14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's plans.

         15. All drawings to be uniform size (30' x 46') and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

         16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable governmental authorities in connection with a building permit application.

         17 Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, Alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

                                    EXHIBIT G

                             CONTRACTOR'S INSURANCE

Building:   890 Winter Street, Waltham, MA

Tenant:     Firepond. Inc.

Premises:   __________ Rentable Square Feet of Space on the Third Floor of the
            Building.

The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work ("Tenant's Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the undersigned landlord ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1. Contractor agrees to indemnify and save harmless the Landlord, Landlord's affiliates and their respective officers, employees, agents, members and partners and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a) Workmen's Compensation (including coverage for Occupational Disease) and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

(b) Comprehensive General Liability Insurance including coverages for Protective and Contractual liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:

         $3,000,000 per person
         $5,000,000 per
         occurrence

         Property Damage:
         $3,000,000 per occurrence / $3,000,000 aggregate

(c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

         Bodily Injury:
         $1,000,000 per person
         $1.000,000 per occurrence

         Property Damage:
         $1,000,000 per occurrence

         Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has compiled with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation, modification or expiration of any of the foregoing policies.

         3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

                  (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

                  (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).


                  [Remainder of Page Left Blank Intentionally]

         Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this ___ day of __________ 19__.

LANDLORD:        890 WINTER STREET. L.L.C.

                 By:  Winter Street OpCo, L.L.C., its managing member

                      By: Leggat McCall Opportunity Investors, LLC,
                          its managing member

                      By: LM Opportunity Principals LLC,
                          its managing member

                          By: ____________________________
                              Name:  Eric B. Sheffels
                              Title: Authorized Member

CONTRACTOR:       ________________________________



                  By: ______________________________
                  Name:_____________________________
                  Title:____________________________

                                    EXHIBIT H
                                     FORM OF
             SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                  [Attach form approved by Fleet National Bank]

                                    EXHIBIT H

                      LEASE SUBORDINATION, NON-DISTURBANCE
                     OF POSSESSION AND ATTORNMENT AGREEMENT

         This agreement ("Lease Subordination, Non-Disturbance of Possession and Attornment Agreement" or "Agreement") is made as of the ____ day of ___________ 1998, among Fleet National Bank, a national banking association having a place of business at 75 State Street, Boston, Massachusetts 02109 as agent under a Construction and Interim Loan Agreement dated as of February 10, 1998 ("Loan Agreement") among Borrower, Fleet National Bank, and the other lending institutions which are listed on Schedule 1 annexed to the Loan Agreement (Fleet National Bank and the other lending institutions which are listed on Schedule 1 annexed to the Loan Agreement are hereinafter collectively referred to as "Lenders" and individually as "Lender") and Fleet National Bank. as agent ("Agent": which term shall include, if applicable, any other party substituted for Fleet National Bank as "Agent" under the Loan Agreement), 880 Winter Street. L.L.C., a Delaware limited liability company having a place of business at 10 Post Office Square, Boston, Massachusetts 02109 ("Landlord" or "Borrower"), and _______________, a ___________________ having a place of business at
 _________________ ("Tenant").

                             INTRODUCTORY PROVISIONS

         A. Agent is relying on this Agreement as an inducement to Agent in making and maintaining a loan ("Loan") secured by, among other things, a Mortgage and Security Agreement dated as of February 10, 1998 ("Mortgage") given by Borrower covering property commonly known as and numbered 880 Winter Street, Waltham, Massachusetts ("Property") which Mortgage, including a legal description of the Property shall be recorded simultaneously herewith. Agent is also the "Assignee" under an Assignment of Leases and Rents ("Assignment") dated as of February 10, 1998, from Borrower with respect to the Property which Assignment shall be recorded simultaneously herewith.

         B. Tenant is the tenant under that certain lease ("Lease") dated _______________, 1998, made with Landlord, covering certain premises ("Premises") at the Property as more particularly described in the Lease and in the "Notice of Lease" dated ___________________, 1998 which shall be recorded simultaneously herewith.

         C. Agent requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that its rights under the Assignment be recognized.

         D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

         E. Agent, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Agent and Lenders shall rely hereon in mania and maintaining the Loan, Agent and Lenders, Landlord, and Tenant agree as follows:

         1. SUBORDINATION. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant's rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Agent, and the disposition of such proceeds shall be governed by Sections 14.3, 14.4 and 14.5 of the Loan Agreement, a copy of which Sections is annexed hereto as EXHIBIT A and incorporated by reference herein, and the other "Loan Documents" referred to therein, in all respects.

         2. NON-DISTURBANCE. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Premises shall not be disturbed by Agent in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

         3. ATTORNMENT AND CERTIFICATES. In the event Agent succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage (or by a deed-in-lieu of foreclosure), Tenant shall attorn to Agent, or a purchaser upon any such foreclosure sale (or deed-in-lieu), and shall recognize Agent, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease,
(iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of Tenant or, to Tenant's knowledge, on the part of Landlord, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

         4. LIMITATIONS. If Agent exercises any of its rights under the Assignment or the Mortgage, or if Agent shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the

Mortgage, or any deed in lieu thereof, Agent or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be paid, performed or observed that the Landlord had or would have had if Agent or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, or to such purchaser, have the same remedies against Agent, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent or such purchaser had not succeeded to the interest of Landlord. PROVIDED, HOWEVER, that Agent or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Agent of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, or such purchaser, in the Property, including the interest, if any, of Agent or such purchaser in any insurance proceeds, condemnation awards, rents, issues or profits received by Agent or such purchaser on account of the Property ("Property Interests") and, notwithstanding anything to the contrary contained in the Lease, Agent and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord) provided, however, Agent shall be responsible for the performance of any landlord obligations under the Lease which are required to be performed after Agent or such purchaser succeeds to the interest of Landlord under the Lease; or (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord (including the Landlord); or (c) bound by any rent, percentage rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (d) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent's prior written consent; or (e) bound by or responsible for any security deposit, tax, insurance, or other prepaid or escrowed sums not actually received by Agent; or (f) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (g) liable for consequential damages or (h) bound to honor expansion or purchase options under the Lease except as set forth in Section 1-2, below. Notwithstanding the foregoing, Tenant specifically acknowledges and agrees that Agent's liability to Tenant in connection with the Lease is limited solely to Agent's Property Interests.

         5. RIGHTS RESERVED. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of:
(a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed; or (b) the Tenant under the Lease against any prior landlord (including the Landlord) in the event of any default by such Landlord to pursue claims against such Landlord whether or not such claim is barred against Agent or a subsequent purchaser.

         6. NOTICE AND RIGHT TO CURE. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that, in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Agent (so long as the default does not interfere with Tenant's use and occupation of the Premises), or
(b) if the default is curable by Agent, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord's address, and to Agent at the address provided in Section 7 below; PROVIDED, HOWEVER, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Agent gives Tenant written notice within such thirty (30) day period of Agent's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Unless Agent has provided Tenant with such written notice of Agent's election to undertake a cure of a default as provided above, Agent shall have no obligation to cure any default under the Lease.

         7. NOTICES. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

                  To Agent:             Fleet National Bank
                                        75 State Street
                                        Boston, Massachusetts 02109
                                        Attention: Michael J. Sleece

                  with a copy to:       Goulston & Storrs, P.C.
                                        400 Atlantic Avenue
                                        Boston, Massachusetts 02110
                                        Attention: Michael J. Haroz, Esq.

                  To Tenant:            _________________________________
                                        _________________________________
                                        _________________________________

                  with a copy to:       _________________________________
                                        _________________________________
                                        _________________________________


or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

         8. NO ORAL CHANGE. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns (including, without limitation, holders by assignment or participation of interests in the Loan), and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

         10. PAYMENT OF RENT TO AGENT. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the Obligations secured by the Mortgage. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent (the "Notification"), Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent's designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Agent following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice. Tenant and Borrower each acknowledges Agent's right to collect rents and other sums under the Lease, as set forth above, and Agent acknowledges that from and after the date on which Agent has provided the Notification to Tenant. Agent shall be bound to Tenant under the terms, covenants and conditions of the Lease, including, without limitation, the covenant to furnish building services and otherwise operate the Property as more particularly described in the Lease.

         11. NO AMENDMENT OR CANCELLATION OF LEASE. So long as the Mortgage remains undischarged of record, except as expressly permitted by the Lease, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Agent's prior written consent in each instance.

         12. OPTIONS. With respect to any options for additional space provided to Tenant under the Lease, Agent agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Agent succeeds as Landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Agent takes possession of the Premises; PROVIDED, HOWEVER, Agent shall not be responsible for any acts of any prior landlord under the lease, or the act of any tenant, subtenant or other party which prevents Agent from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Agent on account thereof.

         With respect to any options in the Lease or otherwise providing Tenant with rights to purchase the Property or interests therein, such options shall be subordinate to the Mortgage and shall not apply to any foreclosure or deed-in-lieu of foreclosure.

         13. CAPTIONS. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

         15. GOVERNING LAW. This Agreement shall be governed by and =construed in accordance with the laws of the Commonwealth of Massachusetts.

         16. PARTIES BOUND. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent and Lenders and Borrower and their respective successors and assigns, PROVIDED, HOWEVER, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

         IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            AGENT:


                                            FLEET NATIONAL BANK,
                                            a national banking association



                                            By:_______________________________
                                            Name:
                                            Title:

                                            Date executed by Agent:___________


                                            TENANT:

                                            __________________________________
                                            a ________________________________


                                            By: ______________________________
                                            Name:
                                            Title:

                                            Date executed by Tenant:__________
ATTEST:



______________________________________
Name:
Title:

                          COMMONWEALTH OF MASSACHUSETTS

         , ss.                                             , 19

         Then personally appeared before me a __________________________of Fleet National Bank, a national banking association, and acknowledged the foregoing to be his free act and deed and the free act and deed of said Fleet National Bank.

                             _____________________________
                             Notary Public
                             My Commission Expires:

         880 Winter Street L.L.C., as Landlord under the Lease, and Borrower under the Mortgage and Security Agreement, the Loan Agreement and the other Loan Documents, agrees for itself and its successors and assigns that:

         1.       The above agreement does not:

                  (a) constitute a waiver by Agent of any of its rights under the Mortgage and Security Agreement or any of the other Loan Documents; or

                  (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and Security Agreement and other Loan Documents;

         2. The provisions of the Mortgage and Security Agreement remain in full force and effect and must be complied with by Borrower;

         3. Tenant shall have the right to rely on any notice or request from Agent which directs Tenant to pay rent to Agent without any obligation to inquire as to whether or not a default exists and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for rent paid to Agent after Agent so notifies Tenant to make payment of rent to Agent; and

         4. The Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement in all respects.

         Executed and delivered as a sealed instrument as of the _____day of _____,1998.

                             BORROWER:

                             880 WINTER STREET. L.L.C., a
                             Delaware limited liability company

                             By: Winter Street OpCo, L.L.C.,
                                 its Managing Member

                                 By: Leggat McCall Opportunity Investors, LLC,
                                     its Managing Member

                                     By: LM Opportunity Management, LLC,
                                         its Managing Member

                                         By: ________________________
                                             Name:
                                             Title:
                                             Hereunto duly authorized


                                     Date executed by Borrower:  _____ __,1998



                          COMMONWEALTH OF MASSACHUSETTS

_____________, ss.                                                _____ __,1998

         Then personally appeared before me the above-named the ________________, the ____________ of LM Opportunity Management, LLC, the Managing Member of Leggat McCall Opportunity Investors, LLC, the Managing Member of Winter Street OpCo, L.L.C., the Managing Member of 880 Winter Street, L.L.C. (the Borrower described above) and acknowledged the foregoing instrument to be such person's free act and deed and the free act and deed of such Borrower.


                                       ______________________________
                                       Notary Public
                                       My Commission Expires:

                                    EXHIBIT A

                     LOAN AGREEMENT - SECTIONS 14. 3 - 14.5

         14.3 PAYMENT AND APPLICATION OF INSURANCE PROCEEDS. All proceeds of insurance shall be paid to Agent and, at Agent's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair'"). If the Cost To Repair does not exceed $100,000.00 and no Event of Default has occurred, Agent shall exercise its option to release so much of the insurance proceeds as may be required for Borrower to pay for the actual Cost to Repair in a commercially reasonable manner. If the Cost to Repair is $100,000 or more, Agent shall also exercise its option to release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

                           (i) in Agent's good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Agent are sufficient to pay for the Cost To Repair;

                           (ii) in Agent's good faith the Repair Work is likely to be completed prior to the Maturity Date; and

                           (iii) no Event of Default has occurred under the Loan Documents.

         14.4 CONDITIONS TO RELEASE OF INSURANCE PROCEEDS. If Agent elects or is required to release insurance proceeds and the Cost to Repair is $100,000 or more, Agent may impose reasonable conditions on such release which shall include, but not be limited to, the following:

                  14.4.1 PRIOR TO SUBSTANTIAL COMPLETION. If the Casualty occurs prior to Substantial Completion of the Improvements, satisfaction of all conditions precedent to Loan Advances set forth in Sections 6, 7.1 and 7.2 and compliance with all construction requirements of this Agreement.

                  14.4.2 AFTER SUBSTANTIAL COMPLETION. If the Casualty occurs after Substantial Completion of the Improvements:

                           (i) Prior written approval by Agent, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

                           (ii) Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of cost payments and completion as Agent may reasonably require;

                           (iii) If the Cost To Repair does not exceed $100,000.00, the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed or, if the applicable contract is on a cost plus basis, then

                  90% of the costs of the work completed if such cost is less than the value thereof shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Agent of satisfactory evidence of payment and release of all liens;

                           (iv) Determination by Agent that the undisbursed balance of such proceeds on deposit with Agent, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

                           (v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the construction of the Improvements; and

                           (vi) the absence of any Event of Default under any Loan Documents.

         14.5 TAKING. If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Agent and shall be applied to Borrower's Obligations, or at Agent's discretion released to Borrower. If, in the case of a partial taking or a temporary taking, in the sole judgment of Agent the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Project or the value of the Collateral, so long as no Default exists Agent shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Property to a condition reasonably satisfactory to Agent and such partial or temporary taking shall not be deemed to violate the provisions of Section 9.6.1.

                                    EXHIBIT I

                             BASE BUILDING CONDITION

                         Waltham Woods Corporate Center

                      Description of Tenant Shell Condition

A)       FLOORS

         1) Landlord's base building shell contractor will leave the entire shell space broom cleaned and ready for minor leveling material where necessary to accommodate tenant fit-ups. Minor floor prep work will be done by the tenant's carpet contractor as part of the tenant build out.

B)       WINDOWS

         1) All building standard perimeter windows will be cleaned on the inside.

         2) All building standard perimeter window blinds will be installed and left in place for tenant's use.

         3) Building standard window sills will be maple finished and installed.

C)       COLUMNS

         1) Columns are to be delivered with drywall enclosures, taped, and sanded ready to accept paint by tenant.

D)       EXTERIOR WALLS

         1) All exterior walls will be insulated, covered with drywall, taped, and sanded ready to receive new finishes by the tenant. Installation of perimeter power, data & comm to be coordinated with Landlord.

E)       INTERIOR COMMON AREA WALLS OR CORRIDOR DEMISING WALLS

         1) All interior common area walls and corridor demising walls will be sheet rocked, taped, and sanded ready for tenant vacant side. The corridor side will be finished with building standard corridor finishes.

F)       CEILINGS

         1) The ceiling in the shell space will be exposed structural steel and metal decking ready to receive the tenants ceiling system.


G)       HVAC

         1) The Landlord's shell contractor will provide medium pressure duct and interior VAV boxes and perimeter fan-powered VAV boxes with DDC thermostat in a temporary location in the vacant shell spaces. In finished space, one (1) fan-powered VAV box will be supplied for every 1,500 rentable square, feet. All work downstream of the VAV boxes including sheet metal, flex ductwork, grilles and diffusers, exhaust fans, balancing and connecting into the energy management system will be part of tenant build out.

H)       FIRE PROTECTION

         1) The entire building will be sprinklered with sprinkler heads in the vacant shell space left in the upright condition spaced approximately 12' x 14' on center.

I)       ELECTRICAL

         1)       Base Building

                  (a) The electrical service to the building is provided by a pad mounted transformer. The secondary service characteristics are 277/480 volts, three (3) phase, four (4) wire, 60 Hertz, terminating at the 4000 Amp main switchboard in the basement electrical room.

                  (b) Each floor is served with tenant distribution panels served from a 277/480 volt vertical buss riser.

         2)       Tenant

                  Tenant distribution panels (2 double tub 225 amp 110/208 bulb panel per electric closet) are to provide power for the tenant lighting, power and VAV boxes. Tenant light and power will be distributed to each floor at 8.0 watts per square foot. An additional 2.0 watts per square foot will be available for tenant lights and power at the main switchboard in the basement.

                  Common area VAV's will be wired to the house panels. Tenant VAV's will need to be connected to the tenant panels for metering.

         4)       Base/Tenant

                  Electrical metering is being provided through a check meter system installed by the Landlord. Individual meters and hook up by the tenant.

         5)       Base/Tenant

                  The fire alarm system for the Building will meet the "ADA" requirements. Building common areas are complete. Tenant to install horn/strobes with its build out.

         6)       Tenant

                  Telephone closets are provided on each floor for distribution.

J)       DEMISING WALLS

         Landlord and Tenant shall equally bear the cost of demising walls affecting the Premises.

                                    EXHIBIT J

                   BUILDING STANDARD MATERIALS/SPECIFICATIONS

A.       DOORS, FRAMES & HARDWARE

         TENANT SUITE ENTRY AND EGRESS DOORS
         Solid core maple veneer doors in a maple frame with 1'6" X 8'0" sidelight and building standard hardware. Door shall be full height 3'0" X 8'0" X 1 3/4"

         INTERIOR DOOR
         Solid core maple veneer doors in a pressed metal frame with building standard hardware. Door shall be full height 3'0" x 8'0" x 1 3/4".

         STAIN
         Stain veneer to match architect's (base building) sample. Landlord shall provide a stain veneer sample to Tenant's designer within ten
         (10) days after execution of the Lease.

         ENTRY AND EGRESS DOOR HARDWARE
         _______________________- full mortise, lever dead latch lockset with surface mounted ADA closer, two pair of heavy weighted hinges, Ives door stop and silencer. Metal shall be US 26 Polished Chrome or US32 polished stainless steel.

         Landlord shall provide the complete desired door hardware specification to Tenant within ten (10) days after execution of the Lease.

         INTERIOR DOOR HARDWARE
         Lever hardware with two pair of heavy weight hinges, Ives door stop and silencer.

B.       BUILDING SAFE

         FIRE PROTECTION
         Hydraulically designed, light hazard wet sprinkler system throughout all common and tenant areas. Heads shall be concealed phantom type heads recessed in ceiling and centered in the 2' x 2' ceiling tile.

         The underground garage will be protected by a dry type sprinkler system.

         SMOKE DETECTORS, HEAT DETECTORS, REMOTE LED'S
         Smoke or heat detectors will be installed, where required using CPD-ID module 301-ID by Fire Control Instruments.

         FIRE ALARM HORN/STROBE
         Fire alarm strobes will be installed, where required.

C.       CEILING

         ACOUSTICAL TILE
         Acoustic ceiling tile shall be VSG Acoustical Frost 414 with 2' x 2' x 5/8" thick tegular edge. Tenant shall have the right to use an alternate ceiling specification in certain areas of the Premises, subject to Landlord's reasonable approval thereof.

         SUSPENSION GRID
         Grid shall be Chicago Metallic 716 white ceiling grid

         CEILING HEIGHTS
         13'8" - slab to slab
         9'6" - finished ceiling height in tenant space

         LIGHTING
         2' x 4', 18 cell, 3 lamp, 277 volt, florescent parabolic fixture with electronic ballast and T-8 lamps and return air baffles. Lighting will provide 50 foot candles 30" above finished floor.

D.       FLOOR COVERINGS

         CARPET
         Cut pile option: 32 ounce "Cyprus Point IV" by Shaws; or Loop pile option: 28 ounce "Colonial" by Shaws

         VINYL COMPOSITION TILE
         12" x 12" tile by Armstrong Standard Excelon

         Base 4" high resilient base by Nafco or Roppe

E.       PARTITIONS

         DEMISING PARTITION
         Framed with 3 5/8", 25 gage metal studs on 16" centers. Partitions shall have one layer of 5/8" gypsum wall board, each side, taped and sanded. Cavity shall have mineral BATT insulation and meet or exceed the Underwriters Laboratory Design U448. Partition shall extend from floor to deck and be sealed, top and bottom.

         INTERIOR PARTITION
         Framed with 2 1/2", 20 gage metal studs or 3 5/8", 25 gage metal studs on 16" centers. Partitions shall have one layer of 5/8" gypsum wall board on each side, taped and sanded. Framing and gypsum board shall extend from the floor to 6" above the ceiling.

                                    EXHIBIT K

                             CLEANING SPECIFICATIONS

1.       Cleaning.

         A.       OFFICE AREA

                  Daily on Business Days:

                           1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

                           2. Sweep and dust mop all carpeted areas using a dust treated mop.

                           3.      Vacuum all rugs and carpeted areas.

                           4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

                           5.      Wash clean all water fountains.

                           6. Remove and dust under all desk equipment and telephones and replace same.

                           7.      Wipe clean all brass and other bright work.

                           8.      Hand dust all grill work within normal reach.

                           9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

                  Weekly:

                           1.      Dust coat racks and the like.

                           2.      Remove all finger marks from private
                                   entrance doors, light switches and doorways.

                  Quarterly:

                           Render high dusting not reached in daily cleaning to include:

                           1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

                           2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

                           3.       Dusting all pipes, ducts and high moldings.

                           4.       Dusting all venetian blinds.

         B.       Lavatories

                  Daily on Business Days:

                           1.       Sweep and damp mop floors.

                           2.       Clean all mirrors, powder shelves,
                                    dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

                           3.       Wash both sides of all toilet seats.

                           4.       Wash all basins, bowls and urinals.

                           5.       Dust and clean all powder room fixtures.

                           6. Empty and clean paper towel and sanitary disposal receptacles.

                           7.       Remove waste paper and refuse.

                           8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

                           9. A sanitizing solution will be used in all lavatory cleaning.

                  Monthly:

                           1.       Machines scrub lavatory floors.

                           2.       Wash all partitions and tile walls in
                                    lavatories.

         C.       MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

                  Daily on Business Days:

                           1.       Sweep and wash all floors.

                           2.       Wash all rubber mats.

                           3. Clean elevators, wash or vacuum floors, wipe down walls and corridors.

                           4.       Spot clean any metal work inside lobby.

                           5. Spot clean any metal work surrounding Building entrance doors.

                  Monthly:

                           All resilient tile floors in public areas to be
                  treated equivalent to spray buffing.

         D.       EXTERIOR WINDOWS

                  Biannually:

                           Wash exterior windows.

                                    EXHIBIT L

                          HVAC BUILDING DESIGN CRITERIA

         Air-conditioning is provided through a variable air volume (VAV) system with supply and return diffusers in the ceiling. Heat is provided through the air-conditioning system using electric heating coils in the exterior zone VAV terminal boxes.

         The HVAC equipment has a design capacity to meet the following criteria:

         o 20 cubic feet per minute for a maximum of one (1) person per 150 square feet of net rentable area on a per floor basis (ASHRAE standard 62-1981R).

         o 88 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb outside; 62 degrees Fahrenheit coincident wet bulb inside (1 1/2% coincidence, ASHRAE Guide to Maintain an Inside Temperature of 78 degrees Fahrenheit dry bulb, plus or minus 3% in summer conditions).

         o 9 degrees Fahrenheit dry bulb outside; 72 degrees Fahrenheit dry bulb inside, plus or minus 3% in winter conditions.

         Tenant shall have the right to adjust the digital VAV system to regulate temperature between 70 and 74 degrees Fahrenheit

                                    EXHIBIT M

                    LIST OF COMPETITORS OF BGS SYSTEMS, INC.

1.       Computer Associates International, Inc.

2.       Compuware Corporation

3.       Envive Corporation

4.       Net IQ Corporation

5.       Platinum Technologies, Inc.

6.       Tivoli Systems, Inc.

7.       NEON Systems, Inc.